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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HERITAGE COMMERCE CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HERITAGE COMMERCE CORP

April 17, 2013

Dear Shareholder:

        You are cordially invited to attend the 2013 Annual Meeting of Shareholders, which will be held at 1:00 p.m., Pacific Daylight Time (PDT) on Thursday, May 23, 2013, at Heritage Commerce Corp's offices, located at 150 Almaden Boulevard, San Jose, California, 95113.

        The accompanying Notice of Annual Meeting and proxy statement describe the business that will be conducted at the meeting and provide information about Heritage Commerce Corp. We have also enclosed our 2012 Annual Report on Form 10-K.

        Your continued support is appreciated and we hope you will attend the Annual Meeting. Whether or not you are personally present, it is very important that your shares be represented at the meeting. Accordingly, please sign, date, and mail the enclosed proxy card promptly. You may also vote electronically over the Internet or by telephone by following the instructions on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

Jack W. Conner	Walter T. Kaczmarek
Chairman of the Board	President and Chief Executive Officer

150 Almaden Boulevard, San Jose, California 95113    •    Telephone (408) 947-6900    •    Fax (408) 947-6910

HERITAGE COMMERCE CORP
150 Almaden Boulevard
San Jose, California 95113

Notice of Annual Meeting of Shareholders

Date and Time:	Thursday, May 23, 2013, at 1:00 p.m., Pacific Daylight Time (PDT).
Place:	Company's offices located at 150 Almaden Boulevard, San Jose, California 95113.
Items of Business:	1.	To elect 12 members of the Board of Directors, each for a term of one year;
	2.	To approve the 2013 Equity Incentive Plan;
	3.	Ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013; and
	4.	To transact such other business as may properly come before the meeting, and any adjournment or postponement.
Record Date:	You can vote if you are a shareholder of record on April 3, 2013.
Mailing Date:
The proxy materials are being distributed to our shareholders on or about April 17, 2013, and include our Annual Report on Form 10-K, Notice of Annual Meeting, this proxy statement, and proxy or voting instruction card.
Important Notice Regarding the Internet Availability of Proxy Materials:
The proxy statement and Annual Report on Form 10-K are available at www.heritagecommercecorp.com. Your Vote is Important. Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the enclosed proxy card.

                        By Order of the Board of Directors,

                        Debbie Reuter
                        Corporate Secretary

April 17, 2013
San Jose, California

i

ii

PROXY STATEMENT FOR HERITAGE COMMERCE CORP
2013 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2013 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote electronically by telephone or the Internet by following the instructions on the proxy card.

        Along with this proxy statement, we are also sending you the Heritage Commerce Corp 2012 Annual Report on Form 10-K, which includes our consolidated financial statements. Heritage Commerce Corp is also referred to in this proxy statement as the "Company."

Who is entitled to vote?

        We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 17, 2013, to all shareholders entitled to vote. Shareholders who were the record owners of the Company's common stock at the close of business on April 3, 2013, are entitled to vote. On this record date, there were 26,333,368 shares of common stock outstanding.

What constitutes a quorum?

        A majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the Annual Meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the Annual Meeting.

How many votes do I have?

        Each share of common stock entitles you to one vote in person or by proxy, for each share of common stock outstanding in your name on the books of the Company as of April 3, 2013, the record date for the Annual Meeting, on any matter submitted to a vote of the shareholders, except that in connection with the election of directors (Proposal 1), you may cumulate your shares (see "What is cumulative voting and how do I cumulate my shares?" below). The proxy card indicates the number of votes that you have as of the record date.

Is voting confidential?

        We have a confidential voting policy to protect the privacy of our shareholders' votes. Under this policy, ballots, proxy cards and voting instructions returned to banks, brokers and other nominees are kept confidential. Only the proxy tabulator and the Inspector of Election have access to the ballots, proxy cards and voting instructions.

How do I vote by proxy?

        You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as a shareholder of record, you may vote by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. You may also vote electronically by telephone or over the Internet (see below). Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of all 12 nominees for director;

  •
  "FOR" the approval of the proposed 2013 Equity Incentive Plan; and

  •
  "FOR" the ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm for 2013.

        For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy does not have an obligation to vote for nominees not identified on the preprinted proxy card (that is, write-in candidates). Should any shareholder attempt to "write in" a vote for a nominee not identified on the preprinted card (and described in these proxy materials), your proxy will NOT vote the shares represented by your proxy card for any such write-in candidate, but will instead vote the shares for any and all other indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy will have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy intends to vote all of the proxies in such a manner, in accordance with the cumulative voting, as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.

What do I have to do to vote my shares if they are held in the name of my broker?

        If your shares are held by your broker, sometimes called "street name" shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. A "broker non-vote" occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. Proposal 3 (ratification of independent registered public accounting firm) is a routine item. Proposal 1 (election of directors) and Proposal 2 (approval of the 2013 equity incentive plan), are non-routine items on which a broker may vote only if the beneficial owner has provided voting instructions.

What are the procedures for attending the Annual Meeting?

        Only shareholders owning the Company's common stock at the close of business on April 3, 2013, or their legal proxy holders, are entitled to attend the Annual Meeting. You must present photo identification for admittance. If you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your admission to the Annual Meeting. If you are not a shareholder of record but hold shares through a bank, broker or other nominee, you must provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to April 3, 2013, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

 How do I vote in person?

        If you plan to attend the Annual Meeting and desire to vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney from your nominee in order to vote at the Annual Meeting.

May I vote electronically over the Internet or by telephone?

        Shareholders whose shares are registered in their own names may vote either over the Internet or by telephone. Special instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

        If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically by telephone or over the Internet. Most U.S. banks and brokerage firms are clients of Broadridge Financial Solutions ("Broadridge"). As such, shareholders who receive either a paper copy of their proxy statement or electronic delivery notification have the opportunity to vote by telephone or over the Internet. If your bank or brokerage firm is a Broadridge client, your proxy card or Voting Instruction Form ("VIF") will provide the instructions. If your proxy card or VIF does not provide instructions for Internet and telephone voting, please complete and return the proxy card in the self-addressed, postage-paid envelope provided.

What is cumulative voting and how do I cumulate my shares?

        For the election of directors (Proposal 1), California law provides that a shareholder of a California corporation, or his/her proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by him/her, multiplied by the number of directors to be elected, and he/she may cumulate such votes for a single candidate or distribute such votes among as many candidates as he/she deems appropriate.

        Certain affirmative steps must be taken by you in order to be entitled to vote your shares cumulatively for the election of directors. At the shareholders' meeting at which directors are to be elected, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination at the meeting and prior to the commencement of the voting and at least one shareholder has given notice at the meeting and prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

        The proxies designated on your proxy card do not, at this time, intend to cumulate votes, to the extent they have the shareholder's discretionary authority to do so, pursuant to the proxies solicited in this proxy statement unless another shareholder gives notice to cumulate, in which case your proxy may cumulate votes in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such an event is solicited in this proxy statement.

 May I change my vote after I return my proxy?

        If you fill out and return the enclosed proxy card, or vote by telephone or over the Internet, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of four ways:

  •
  You may send to the Company's Corporate Secretary another completed proxy card with a later date.

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  You may notify the Company's Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy.

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  You may attend the Annual Meeting and vote in person.

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  If you have voted your shares by telephone or over the Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

What if I receive multiple proxy cards?

        If you receive multiple proxy cards, your shares are probably registered differently or are in more than one account. Vote all proxy cards received to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, Wells Fargo Shareowner Services, 1-800-468-9716; otherwise, contact your bank, broker or other nominee.

What vote is required to approve each proposal?

        Approval of Proposal 1 (election of directors) requires a plurality of votes cast for each nominee. This means that the 12 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "WITHHOLD AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. Abstentions will not have any effect on the outcome of the vote. You may cumulate your votes in the election of directors as described under "What is cumulative voting and how do I cumulate my shares?" on page 3. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.

        Approval of Proposal 2 (approval of the 2013 equity incentive plan) and Proposal 3 (ratification of independent registered public accounting firm) require a vote that satisfies two criteria: (i) the affirmative vote for the proposal must constitute a majority of the common shares present or represented or by proxy and voting on the proposal at the Annual Meeting and (ii) the affirmative vote for the proposal must constitute a majority of the common shares required to constitute the quorum. For purposes of Proposal 2 and Proposal 3, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for 2013 is a matter on which a broker or other nominee is generally empowered to vote and therefore no broker non-votes are expected to exist with respect to Proposal 3.

How will voting on any other business be conducted?

        Your proxy card confers discretionary authority to your proxy to vote your shares on the matters which may properly be presented for action at the Annual Meeting, and may include action with respect to procedural matters pertaining to the conduct of the Annual Meeting.

 What are the costs of soliciting these proxies?

        We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. We have hired Advantage Proxy to seek the proxies of custodians, such as brokers, which hold shares which belong to other people. This service will cost the Company approximately $5,000.

How do I obtain an Annual Report on Form 10-K?

        A copy of our 2012 Annual Report on Form 10-K accompanies this proxy statement. If you would like another copy of this report, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission ("SEC"), but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you; however, expenses for copying and mailing them to you will be your responsibility. Please write to:

Heritage Commerce Corp
150 Almaden Boulevard
San Jose, California 95113
Attention: Corporate Secretary

        You can also find out more information about us at our website www.heritagecommercecorp.com. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On our website you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information as of February 15, 2013, pertaining to beneficial ownership of the Company's common stock by persons known to the Company to own five percent or more of the Company's common stock, nominees to be elected to the Board of Directors, the executive officers named in the Summary Compensation Table presented in this proxy statement, and all directors and executive officers of the Company, as a group. This information has been obtained from the Company's records, or from information furnished directly by the individual or entity to the Company.

        For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of February 15, 2013, are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.

Name of Beneficial Owner(1)	Position	Shares Beneficially Owned(2)(3)		Exercisable Options	Percent of Class(3)
Michael E. Benito	Executive Vice President/Banking Division	72,825	(4)	56,507	0.28%
Frank G. Bisceglia	Director	123,514	(5)	19,277	0.47%
Jack W. Conner	Director and Chairman of the Board	103,130	(6)	30,633	0.39%
John M. Eggemeyer	Director	1,286,790	(7)	2,790	4.89%
Celeste V. Ford	Director	21,808	(8)	11,808	0.08%
Steven L. Hallgrimson	Director	114,758	(9)	958	0.44%
Walter T. Kaczmarek	Chief Executive Officer, President and Director	203,808	(10)(21)	95,000	0.77%
Dan T. Kawamoto	Executive Vice President and Chief Administrative Officer	56,152	(11)(21)	23,253	0.21%
Lawrence D. McGovern	Executive Vice President and Chief Financial Officer	82,751	(12)(21)	40,500	0.31%
Robert T. Moles	Director	116,581	(13)	26,277	0.44%
Humphrey P. Polanen	Director	25,765	(14)	19,277	0.10%
David E. Porter	Executive Vice President and Chief Credit Officer	30,000	(15)	—	0.11%
Laura Roden	Director	10,958		958	0.04%
Charles J. Toeniskoetter	Director	31,677	(16)	19,277	0.12%
Ranson W. Webster	Director	629,355		26,777	2.39%
W. Kirk Wycoff	Director	2,597,790	(17)	2,790	9.86%
All directors, and executive officers (16 individuals)		5,507,662			20.62%
The Banc Funds Company		1,533,346	(18)		5.82%
Patriot Financial Partners, L.P.		2,595,000	(19)		9.85%
Wellington Management Company, LLP		2,228,946	(20)		8.46%

1.
Except as otherwise noted, the address for all persons is c/o Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California, 95113.

2.
Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted. Listed amounts reflect all previous stock splits and stock dividends.

3.
Includes shares beneficially owned (including options exercisable within 60 days of February 15, 2013, as shown in the "Exercisable Options" column).

4.
Includes 9,000 shares of restricted stock that have not vested and which Mr. Benito has the right to vote. Also, includes 540 shares held by his spouse.

5.
Includes 93,237 shares as one of two trustees of the Bisceglia Family Trust, and 11,000 shares held by Mr. Bisceglia in a personal Individual Retirement Account.

6.
Includes 300 shares held in a trust account, and 6,700 shares held by Mr. Conner's spouse.

7.
Includes 1,284,000 shares of common stock held by Castle Creek Capital Partners IV LLC ("CC Fund IV"). CC Fund IV also owns 12,960 shares of Series C Preferred Stock which are convertible into 3,456,000 shares of common stock following transfer to third parties in a widely dispersed offering. Since CC Fund IV does not have the right to acquire the shares of common stock underlying the Series C Preferred Stock and will not have voting or dispositive power of such shares of common stock, the shares of common stock underlying the Series C Preferred Stock are not included in the table. Mr. Eggemeyer is a managing principal of Castle Creek Capital IV LLC which is the sole general partner of CC Fund IV and may be deemed to have voting and/or investment control of the securities held by CC Fund IV. Mr. Eggemeyer disclaims beneficial ownership of the securities held by CC Fund IV, except to the extent of his pecuniary interest therein.

8.
Includes 10,000 shares in a trust account held by Ms. Ford.

9.
Includes 71,700 shares held directly, 3,500 shares held in a personal Individual Retirement Account, and 8,000 shares held by charitable foundations, in which Mr. Hallgrimson has voting and investment power. Also includes 15,450 shares that Mr. Hallgrimson holds as trustee of various trusts, and 15,150 shares held in the accounts of others over which Mr. Hallgrimson has voting and investment power.

10.
Includes 41,000 shares held in a personal Individual Retirement Account. Also includes 15,000 shares of restricted stock that have not vested and which Mr. Kaczmarek has the right to vote.

11.
Includes 14,388 shares held by Mr. Kawamoto in a personal Individual Retirement Account. Also includes 14,500 shares of restricted stock that have not vested and which Mr. Kawamoto has the right to vote.

12.
Includes 4,980 shares held by Mr. McGovern in a personal Individual Retirement Account. Also includes 14,500 shares of restricted stock that have not vested and which Mr. McGovern has the right to vote.

13.
Includes 18,295 shares held by Mr. Moles' spouse.

14.
Includes 4,865 shares held by Mr. Polanen in a personal Individual Retirement Account and 1,623 shares held by his spouse.

15.
Includes 30,000 shares of restricted stock that have not vested and which Mr. Porter has the right to vote. Mr. Porter joined the Company in June 2012.

16.
Includes 150 shares held by Mr. Toeniskoetter's spouse, and 11,000 shares held by the Toeniskoetter & Breeding, Inc. Profit Sharing Plan.

17.
Mr. Wycoff is one of the general partners of Patriot Financial Partners GP, L.P. ("Patriot GP"). Patriot GP is the general partner of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the "Funds"). Patriot Financial Partners GP, LLC ("Patriot LLC") is the general partner of Patriot GP. Mr. Wycoff is a member of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Mr. Wycoff. Mr. Wycoff disclaims beneficial ownership of the securities owned by the Funds, except to the extent of his pecuniary interest therein.

18.
Includes 418,834 shares held by Banc Fund VI L.P. ("BF VI"), 489,933 shares held by Banc Fund VII L.P. ("BF VII") and 624,579 shares held by Banc Fund VIII L.P. ("BF VIII"). BF VI, BF VII and BF VIII are each Illinois limited partnerships. MidBanc VI L.P. is the general partner of BF VI. MidBanc VII is the general partner of BF VII. MidBanc VIII is the general partner of BF VIII. Each of the general partners are Illinois limited partnerships and the general partner for each of these entities is The Banc Funds Company, L.L.C., an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore as sole shareholder of the Banc Funds Company and as the manager of BF VI, BF VII and BF VIII has voting and dispositive power over the shares held by each of these entities. The address for The Banc Funds Company is 20 North Wacker Drive, Suite 3300, Chicago, Illinois 60606. All of the foregoing information has been obtained by Schedule 13G filed with the SEC on February 4, 2013.

19.
Includes 2,213,000 shares of common stock held by Patriot Financial Partners, L.P. and 382,000 shares of common stock held by Patriot Financial Partners Parallel, L.P. Patriot Financial Partners GP, L.P. ("Patriot GP") is a general partner of each Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the "Funds") and Patriot Financial Partners GP, LLC ("Patriot LLC") is a general partner of Patriot GP. In addition, each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch are general partners of the Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch. Mr. Wycoff, Mr. Lubert and Mr. Lynch each disclaim beneficial ownership of the securities owned by the Funds, except to the extent of their respective pecuniary interest therein. The Funds also own 8,043 shares of Series C Preferred Stock which is convertible into 2,145,000 shares of common stock following transfer to third parties in a widely dispersed offering. Since the Funds do not have the right to acquire these shares of common stock underlying the Series C Preferred Stock and will not have voting or dispositive power of such shares of common stock, the shares of common stock underlying the Series C Preferred Stock are not included in the table. The address for Patriot Financial Group is Cira Centre, 2929 Arch Street, 27th Floor, Philadelphia, PA 19104-2868. All of the foregoing information has been obtained from Schedule 13D filed with the SEC on June 25, 2010.

20.
Wellington Management Company, LLP ("Wellington Management") is an investment adviser and may be deemed to beneficially own 2,228,946 shares of the Company which are held of record by clients of Wellington Management. The address for Wellington Management is 280 Congress Street, Boston, MA 02210. All the foregoing information has been obtained by Schedule 13G filed with the SEC on February 14, 2013.

21.
The Company's Employee Stock Ownership Plan owns 137,983 shares of our common stock, all of which have been allocated. These include shares held for the account of the following named executive officers and included in the table for: Mr. Kaczmarek 1,808 shares, Mr. McGovern 5,251 shares, Mr. Benito 2,178 shares, Mr. Kawamoto 11 shares, and zero shares for Mr. Porter. Mr. Kaczmarek and Mr. McGovern are two of the three trustees of the Employee Stock Ownership Plan. As trustees, they have the power to vote any unallocated shares of Employee Stock Ownership Plan (currently no shares are unallocated) and allocated shares for which voting instructions are not otherwise provided.

CORPORATE GOVERNANCE AND BOARD MATTERS

        The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of The NASDAQ Stock Market, to help ensure that such policies and practices are compliant and up to date.

Board of Directors

  Board Independence

        Eleven (11) out of twelve (12) members of the Board of Directors are independent directors, as defined by the applicable rules and regulations of The NASDAQ Stock Market, as follows:

  Frank G. Bisceglia
  Jack W. Conner, Chairman of the Board
  John M. Eggemeyer
  Celeste V. Ford
  Steven L. Hallgrimson
  Robert T. Moles
  Humphrey P. Polanen
  Laura Roden
  Charles J. Toeniskoetter
  Ranson W. Webster
  W. Kirk Wycoff

  Board and Committee Meeting Attendance

        During the fiscal year ended December 31, 2012, our Board of Directors held a total of 16 meetings. Each incumbent director who was a director during 2012 attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by the standing committees of the Board on which such director served.

  Director Attendance at Annual Meetings of Shareholders

        The Board believes it is important for all directors to attend the Annual Meeting of Shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company's policy is to encourage, but not require, attendance by each director at the Company's Annual Meeting of Shareholders. All of our directors at the time of our Annual Meeting of Shareholders in 2012 were in attendance.

  Communications with the Board

        Shareholders may communicate with the Board of Directors, including a committee of the Board or individual directors, by writing to the Corporate Secretary, Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113. Each communication from a shareholder should include the following information in order to permit shareholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

  •
  The name, mailing address and telephone number of the shareholder sending the communication; and

  •
  If the shareholder is not a record holder of our common stock, the name of the record holder of our common stock beneficially owned must be identified along with the shareholder.

        Our Corporate Secretary will forward all appropriate communications to the Board or individual members of the Board specified in the communication. Our Corporate Secretary may (but is not required to) review all correspondence addressed to the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

  Nomination of Directors

        The Company has a Corporate Governance and Nominating Committee. The duties of the Corporate Governance and Nominating Committee include the recommendation of candidates for election to the Company's Board of Directors.

        The Corporate Governance and Nominating Committee's minimum qualifications for a director are persons of high ethical character who have both personal and professional integrity, which is consistent with the image and values of the Company. The Corporate Governance and Nominating Committee considers some or all of the following criteria in considering candidates to serve as directors:

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  commitment to ethical conduct and personal and professional integrity as evidenced through the person's business associations, diversity, service as a director or executive officer or other commitment to ethical conduct and personal and professional integrity as evidenced in organizations and/or education;

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  objective perspective and mature judgment developed through business experiences and/or educational endeavors;

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  the candidate's ability to work with other members of the Board of Directors and management to further our goals and increase shareholder value;

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  the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

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  demonstrated experience at policy making levels in various organizations and in areas that are relevant to our activities;

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  the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors; and

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  such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the SEC and The NASDAQ Stock Market.

        The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in the Company's Bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with the Company's Bylaws ensures that the Corporate Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

        The Corporate Governance and Nominating Committee will consider director nominees recommended by shareholders who adhere to the following procedure. The Company's Bylaws provide that any shareholder must give written notice to the President of the Company of an intention to nominate a director at a shareholder meeting. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Company not less than 21 days, nor more than 60 days, prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Company no later than the close of business on the tenth day following the day on which the notice of such meeting is sent by third class mail (if permitted by law), and no notice of intention to make nominations shall be required. The notification must contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the corporation owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the corporation owned by the notifying shareholder; (vi) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; (vii) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudicated bankrupt; and (viii) a statement regarding the nominee's compliance with Section 2.3 of the Bylaws (see below).

        Nominees for the Board of Directors must also meet certain qualifications set forth in Section 2.3 of our Bylaws, which prohibit the election as a director of any person who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which the Company or any affiliate or subsidiary thereof has offices; or (ii) any city, town or village adjacent to a city, town or village in which the Company or any affiliate or subsidiary thereof has offices.

        In connection with the Company's June 2010 private placement, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively referred to herein as "Patriot") and Castle Creek Capital Partners IV, L.P. ("Castle Creek") obtained the right to representation on our Board of Directors (one for Patriot, collectively, and one for Castle Creek). Patriot and Castle Creek are each entitled to nominate one person to be elected or appointed to our Board (and the Board of Directors of Heritage Bank of Commerce) subject to receipt of applicable regulatory approvals, satisfaction of all legal and governance requirements regarding service as a director of the Company and Heritage Bank of Commerce and the reasonable approval of the Governance and Nominating Committee of our Board. So long as each of Patriot and Castle Creek (along with their affiliate funds) holds at least 4.9% of all outstanding shares of our common stock (counting for such purposes all shares of common stock into which shares of Series C Preferred Stock convertible or exercisable and excluding as shares owned and outstanding shares of common stock issued by the Company after June 2010), the Company will be required to recommend to its shareholders the election of Patriot's and Castle Creek's Board representative at the Company's Annual Meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance and Nominating Committee and the Board. Each of the Board representatives may serve on any of the Board committees, except the Audit Committee, so long as the Board representative qualifies to serve on such committees under applicable rules of The NASDAQ Stock Market, bank regulatory guidelines, and the Company's corporate governance guidelines. For so long as Castle Creek and Patriot are entitled to a Board representative but do not have a Board representative serving on the Board, these investors will be entitled to designate one Board observer subject to applicable legal requirements. The rights to a Board representative and Board observer privileges are personal to Patriot and Castle Creek, respectively, and such rights are not transferable. The Patriot Board representative is W. Kirk Wycoff and the Castle Creek Board representative is John M. Eggemeyer. The Corporate Governance and Nominating Committee has recommended the election of Mr. Wycoff and Mr. Eggemeyer as directors at the 2013 Annual Meeting.

  Diversity of the Board of Directors

        In considering diversity of the Board (in all aspects of that term) as a criteria for selecting nominees in accordance with its charter, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, high quality business and professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee seeks persons with leadership experience in a variety of contexts and industries. The Committee believes that this expansive conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

  Term of Office

        Directors serve for a one-year term or until their successors are elected. The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the shareholders and the Company. The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has five standing committees: Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, Finance and Investment Committee, and Strategic Issues Committee. In addition, Heritage Bank of Commerce maintains a Loan Committee. An independent director, as defined by the applicable rules and regulations of The NASDAQ Stock Market, chairs the Board and its other standing committees (including the bank's Loan Committee). The Chair determines the agenda, the frequency and the length of the meetings and receives input from Board members.

  Executive Sessions

        Independent directors meet in executive sessions throughout the year including meeting annually to consider and act upon the recommendation of the Compensation Committee regarding the compensation and performance of the Chief Executive Officer.

  Evaluation of Board Performance

        A Board assessment and director self-evaluations are conducted annually in accordance with an established evaluation process and includes performance of committees. The Corporate Governance and Nominating Committee oversees this process and reviews the assessment and self-evaluation with the full Board.

  Management Performance and Compensation

        The Compensation Committee reviews and approves the Chief Executive Officer's evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect objectives and performance.

  Director Stock Ownership Guidelines

        The Board has adopted a policy that each member of the Board is expected to hold, at a minimum, 10,000 shares of the Company's common stock. Any director not meeting the minimum level as of the effective date of their election to the Board has three years to bring his or her holdings up to this minimum level.

 Code of Ethics

        The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years.

        The Board has adopted an Executive and Principal Financial Officer's Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer and the senior financial officers of the Company to help ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with generally accepted accounting principles and in compliance with all applicable governmental law, rules and regulations. We will disclose any amendment to, or a waiver from a provision of our Code of Ethics on our website. The Executive and Principal Financial Officer's Code of Ethics is available on our website at www.heritagecommercecorp.com.

Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters

        The Company's Board of Directors has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

        Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board. The Audit Committee Chairman will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company's senior management and monitored by the Audit Committee for handling, investigation and final disposition. The Chairman of the Audit Committee will report the status and disposition of all complaints to the Board of Directors.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

        The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

        The Company's Bylaws currently permit the number of Board members to range from 9 to 15, leaving the Board authority to fix the exact number of directors within that range. The Board has currently fixed the number of directors at 12.

Board Leadership Structure

        The Board of Directors is committed to maintaining an independent Board, and a majority of the Board has been comprised of independent directors. It has further for many years been the practice of the Company to separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer. The Board further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director who has not served as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman of the Board.

Board Authority for Risk Oversight

        The Board has ultimate authority and responsibility for overseeing risk management of the Company. The Board monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific oral and written reports from officers with oversight responsibility for particular risks within the Company. Reports cover executive management on financial, credit, liquidity, interest rate, capital, operational, legal and regulatory compliance and reputation risks and the Company's degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders.

        Board committees also have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Company's internal Risk Management Steering Committee reports directly to the Audit Committee. The Risk Management Steering Committee is responsible for monitoring the Company's overall risk program. The Audit Committee receives quarterly reports from the Risk Management Steering Committee and the Company's internal audit department. The Audit Committee reports periodically to the Board on the effectiveness of risk management processes in place, risk trends, and the overall risk assessment of the Company's activities. The Compensation Committee assesses and monitors risks in the Company's compensation program. The Corporate Governance and Nominating Committee recommends director candidates with appropriate experience and skills who will set the proper tone for the Company's risk profile and provide competent oversight over our material risks.

 The Committees of the Board

        The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has five standing committees: the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, Finance and Investment Committee, and Strategic Issues Committee. Heritage Bank of Commerce also maintains a Loan Committee.

        Audit Committee.    The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) (A) of the Securities Exchange Act of 1934, as amended. The Audit Committee charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee charter is available on the Company's website at www.heritagecommercecorp.com.

        The responsibilities of the Audit Committee include the following:

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  oversight of our financial, accounting and reporting process, our system of internal accounting and financial controls, and our compliance with related legal and regulatory requirements;

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  the appointment, compensation, retention and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors' work, and reviewing and pre-approving any audit and non-audit services that may be performed by them;

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  review with management and our independent auditors the effectiveness of our internal controls over financial reporting;

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  approve the scope and engagement of external audit services and review significant accounting policies and adjustments recommended by the independent auditors and address any significant, unresolved disagreements between the independent auditors and management;

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  review and discuss the annual audited financial statements with management and the independent auditors prior to publishing the annual report and filing the Annual Report on Form 10-K with the SEC;

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  review and discuss with management and the independent auditors any significant changes, significant deficiencies and material weaknesses regarding internal controls over financial reporting required by the Sarbanes-Oxley Act of 2002, and oversee the corrective action taken to mitigate any significant deficiencies and material weaknesses identified;

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  review with management and the independent auditors the effect of significant regulatory and accounting initiatives, changes, and pronouncements as well as significant and unique transactions and financial relationships;

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  review with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and receive and discuss with the independent auditors disclosures regarding the auditors' independence;

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  oversee the internal audit function and the audits directed under its auspices;

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  establish policies to ensure all non-audit services provided by the independent auditors are approved prior to work being performed; and

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  oversee and report to the full Board on the effectiveness of the Company's risk management processes and overall risk assessment of the Company's activities.

        Each member of the Audit Committee meets the independence criteria as defined by applicable rules and regulations of the SEC for audit committee membership and is independent and is "financially sophisticated" as defined by the applicable rules and regulations of The NASDAQ Stock Market. The members of the Audit Committee are Celeste V. Ford, Steven L. Hallgrimson, Humphrey P. Polanen (Committee Chair) and Laura Roden. The Audit Committee met 10 times during 2012.

        During 2012, the Board of Directors determined that Mr. Steven L. Hallgrimson has: (i) an understanding of generally accepted accounting principles and financial statements; (ii) an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) an experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

        Therefore, in 2012 the Board determined that Mr. Hallgrimson meets the definition of "audit committee financial expert" under the applicable rules and regulations of the SEC and is "financially sophisticated" as defined by the applicable rules and regulations of The NASDAQ Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

        The Audit Committee Report for 2012 appears on page 63 of this proxy statement.

        Compensation Committee.    The Company has a separately designated Compensation Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of The NASDAQ Stock Market. The Compensation Committee has adopted a charter, which is available on the Company's website at www.heritagecommercecorp.com. The Compensation Committee has the following responsibilities:

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  review and approve our compensation philosophy;

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  review industry compensation practices and our relative compensation positioning;

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  approve compensation paid to our Chief Executive Officer and other executive officers;

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  review and approve the Compensation Discussion and Analysis appearing in our proxy statement;

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  review director compensation programs, plans and awards;

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  administer our short-term and long-term executive incentive plans and stock or stock-based plans;

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  review and approve general employee welfare benefit plans and other plans on an as needed basis; and

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  retain advisors in its sole discretion to assist the Compensation Committee in the performance of its directors.

        The members of the Compensation Committee are Frank G. Bisceglia, Celeste V. Ford, Robert T. Moles (Committee Chair), Ranson W. Webster and W. Kirk Wycoff. The Committee met 7 times in 2012.

        Corporate Governance and Nominating Committee.    The Company has a separately designated Corporate Governance and Nominating Committee, which consists of entirely independent directors as defined by the applicable rules and regulations of The NASDAQ Stock Market. The Corporate Governance and Nominating Committee has adopted a charter, which is available on the Company's website at www.heritagecommercecorp.com.

        The purposes of the Corporate Governance and Nominating Committee include the following responsibilities:

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  identifying individuals qualified to become Board members and making recommendations to the full Board of candidates for election to the Board;

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  recommending to the Board corporate governance guidelines;

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  leading the Board in an annual review of its performance; and

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  recommending director appointments to Board committees.

        The members of the Corporate Governance and Nominating Committee are Robert T. Moles, Humphrey P. Polanen, Charles J. Toeniskoetter, and Ranson W. Webster (Committee Chair). The Committee met 4 times in 2012.

        Finance and Investment Committee.    The Finance and Investment Committee is responsible for the development of policies and procedures related to liquidity and asset-liability management, supervision of the Company's investments and preparation of the Company's annual budget. The members of the Finance and Investment Committee are Frank G. Bisceglia, Jack W. Conner (Committee Chair), John M. Eggemeyer, Walter T. Kaczmarek, Laura Roden, and W. Kirk Wycoff. The Finance and Investment Committee met 9 times during 2012.

        Strategic Issues Committee.    The principal duties of the Strategic Issues Committee are to provide oversight and guidance to senior management regarding the strategic direction of the Company, including development of an overall strategic business plan. The members of the Strategic Issues Committee are Jack W. Conner, John M. Eggemeyer, Walter T. Kaczmarek, Charles J. Toeniskoetter (Committee Chair), and Ranson W. Webster. The Strategic Issues Committee met 4 times during 2012.

        Heritage Bank of Commerce Loan Committee.    The Heritage Bank of Commerce Loan Committee is responsible for the approval and supervision of loans and the development of the Company's loan policies and procedures. The members of the Loan Committee are Frank G. Bisceglia (Committee Chair), Steven L. Hallgrimson, Walter T. Kaczmarek, Robert T. Moles, and Charles J. Toeniskoetter. The Loan Committee met 35 times during 2012.

Executive Officers of the Company

        Set forth below is certain information with respect to the executive officers of the Company:

Name	Position
Michael E. Benito	Executive Vice President/Banking Division
Walter T. Kaczmarek	President and Chief Executive Officer
Dan T. Kawamoto	Executive Vice President and Chief Administrative Officer
Lawrence D. McGovern	Executive Vice President and Chief Financial Officer
David E. Porter	Executive Vice President and Chief Credit Officer

        Michael E. Benito, age 52, was promoted to Executive Vice President/Banking Division in January 2012. Mr. Benito joined Heritage Bank of Commerce in 2003 as Senior Vice President/Director of Sales & Business Development. From 1998 through 2003, Mr. Benito served as a Managing Director for Greater Bay Bank and from December 1986 through 1998, he served as Regional Vice President with Imperial Bancorp. Mr. Benito began his banking career more than 27 years ago at Union Bank.

        Biographical information for Walter T. Kaczmarek is found under "Proposal 1—Election of Directors."

        Dan T. Kawamoto, age 62, has served as Executive Vice President and Chief Administrative Officer of the Company since July, 2009. He was the Executive Vice President and Chief Financial Officer of 1st Century Bancshares, Inc. from February, 2007 to July, 2009. Prior thereto, he served at Comerica Bank—Western Market as its Executive Vice President—Personal Financial Services from 1997 to 2007, and as its Chief Financial Officer from 1991 to 2003. Mr. Kawamoto was an audit partner for six years with Ernst & Young LLP prior to joining Comerica Bank in 1991.

        Lawrence D. McGovern, age 58, has served as Executive Vice President and Chief Financial Officer of the Company since July, 1998.

        David E. Porter, age 63, joined the Company as Executive Vice President and Chief Credit Officer in June 2012. Prior to joining the Company, Mr. Porter was with Pacific Capital Bancorp from August 2003 through May 2012, where his last position was Executive Vice President/ Regional Credit Manager (following the company's recapitalization in August 2010), after serving four years as Chief Credit Officer. Prior to joining Pacific Capital Bancorp, Mr. Porter had over 30 years of prior banking experience holding positions of increasing responsibility primarily with community banks.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. They are required by SEC rules and regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers and directors were complied with during the year ended December 31, 2012.

Transactions with Management

        Some of the Company's directors and executive officers, as well as other related persons (as defined under "Policies and Procedures for Approving Related Party Transactions" below), are customers of, and have banking transactions with, the Company's subsidiary, Heritage Bank of Commerce, in the ordinary course of business, and Heritage Bank of Commerce expects to have such ordinary banking transactions with these persons in the future. In the opinion of the management of the Company and Heritage Bank of Commerce, all loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to individual directors, officers and related persons must comply with Heritage Bank of Commerce's lending policies and statutory lending limits. In addition, prior approval of Heritage Bank of Commerce's Board of Directors is required for all loans advanced to directors and executive officers. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act.

Policies and Procedures for Approving Related Party Transactions

        The Board of Directors has adopted a written Statement of Policy with Respect to Related Party Transactions. Under this policy, any "related party transaction" may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. For purposes of this policy, a "related person" means: (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

        A "related party transaction" is a transaction between the Company and any related person (including any transaction requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934).

        The Board of Directors has determined that the Audit Committee is best suited to review and approve related party transactions. The Committee considers all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. The Audit Committee conveys its decision to the Chief Executive Officer, who conveys the decision to the appropriate persons within the Company.

Compensation Discussion and Analysis

        The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and continually monitoring the compensation structure, policies and programs of the Company. The Compensation Committee is responsible for assessing and approving the total compensation structure paid to the Chief Executive Officer and the other executive officers. Thus, the Compensation Committee is responsible for determining whether the compensation paid to each of these executive officers is fair, reasonable and competitive, and whether it serves the interests of the Company's shareholders.

        The individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during 2012, as well as, the other individuals included in the Summary Compensation Table, are referred to as the "named executive officers." This Compensation Discussion and Analysis identifies the Company's current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs for our executives including the named executive officers.

        The Company and the Compensation Committee believe our compensation philosophy, policies and objectives outlined within this Compensation Discussion and Analysis are appropriately designed to allow us to effectively compensate our employees both during times of positive performance and in times of weak performance.

 Implications of Participation in the Troubled Asset Relief Program Capital Purchase Program on Executive Compensation Arrangements.

        In November, 2008, we sold $40 million of our Series A Preferred Stock and a warrant to purchase common stock to the U.S. Department of the Treasury ("U.S. Treasury") under the Troubled Asset Relief Program ("TARP") Capital Purchase Program. We completed the repurchase all of our Series A Preferred Stock on March 7, 2012.

        Until we completed the repurchase all of our Series A Preferred Stock, we were subject to certain restrictions (for the period between January 1, 2012, and March 7, 2012) on and requirements regarding executive compensation set forth in Section 111 of the Emergency Economic Stabilization Act of 2008 ("EESA"), the American Recovery and Reinvestment Act of 2009 (the "ARRA"), Treasury's Interim Final Rule on TARP Standards for Compensation and Corporate Governance, and the Securities Purchase Agreement that we entered into with Treasury in November, 2008. These standards generally applied to our senior executive officers ("SEOs"). For these purposes our SEOs are the same individuals who are our named executive officers and included the following:

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  Bonuses and Incentive Compensation.  Prohibition of the payment of any bonus, retention award, or incentive compensation to the five most highly compensated employees.

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  Stock Options.  Prohibition on stock option grants to the five most highly compensated employees.

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  Incentive Compensation Paid in Stock.  A prohibition on incentive compensation paid in stock to the five highly compensated employees except for "long-term" restricted stock, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock.

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  Golden Parachutes.  Prohibition on making any severance/golden parachute payments (defined as any payment without regard to the amount of such payment) to any SEO or any of the next five most highly compensated employees upon termination of employment for any reason (except death or disability) or any payment due to a change in control.

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  Clawback.  Recovery of any bonus or other incentive payments paid to any SEO or the next 20 most highly compensated employees that were made based on financial statements or other criteria that are later found to be materially inaccurate.

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  Tax Gross-Ups.  Prohibition on the payment of any "gross-up" to any SEO or the next twenty most highly compensated employees.

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  SEO Compensation Plans that Encourage Unnecessary Risk-Taking.  Prohibition on executive compensation plans that encourage SEOs to take unnecessary and excessive risks that threaten the Company's value.

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  Perquisites.  Annual disclosure to the U.S. Treasury and Federal Reserve Board of any perquisites whose total value exceeds $25,000 for the fiscal year paid to any of the five highest compensated employees.

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  Earnings Manipulation.  Prohibition on compensation plans that encourage earnings manipulation.

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  Limit on Tax Deduction.  Limitation on our tax deduction for compensation paid to any SEO to $500,000 annually.

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  Certifications of CEO and CFO.  A requirement that the Company's Chief Executive Officer and Chief Financial Officer provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company's annual report on Form 10-K filed with the SEC.

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  Excessive Expenditures.  Implementation of a company-wide policy regarding excessive or luxury expenditures.

Consideration of Say-On-Pay Vote Results

        At our 2012 Annual Shareholders Meeting, pursuant to the requirements of the Dodd-Frank Act we held a non-binding shareholder advisory vote on executive compensation ("say-on-pay"). We had also held similar say-on-pay advisory votes each prior year we were subject to the TARP requirements. At the 2012 Annual Meeting our shareholders approved our 2012 executive compensation (as they had in each prior year where we had a say-on-pay vote), with approximately 82% of voting shareholders casting their vote in favor of the say-on-pay resolution. The Compensation Committee has been mindful of the strong support our shareholders expressed for our compensation program when making executive compensation decisions, including base salary adjustments and long-term incentive awards. In making these executive compensation decisions, which are discussed more fully below, the Compensation Committee's main considerations included our shareholders' support for our 2011 (and prior years') executive compensation program, and the peer and market information provided by the Compensation Committee's compensation consultant. The Compensation Committee will continue to consider our shareholders' views when making executive compensation decisions in the future. Also at our 2012 Annual Shareholders Meeting the shareholders approved a non-binding shareholder advisory proposal to hold say-on-pay proposals every 3 years. The Company's Board of Directors agreed that holding say-on-pay proposals every 3 years was in the best interest of shareholders. Three years provides shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over emphasis on short term variations in compensation and business results.

Overview of Compensation Philosophy

        The Compensation Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include base salary, variable performance based cash awards and stock based compensation in order to achieve three primary goals.

        The Compensation Committee believes that the first goal of our compensation program is that a reasonable percentage of executive compensation program should be linked to the financial performance of the Company. The Compensation Committee believes that a properly structured compensation program will focus on performance to motivate and support individuals to achieve specific short-term and long-term objectives while taking into consideration potential risk implications. We achieve this goal by providing our named executive officers the opportunity to significantly increase their annual cash compensation through our variable performance based cash awards incentive program by improving the Company's performance in specified financial metrics on an annual basis. We also expect that as those improvements are maintained and built upon, the Company's stock price will reflect these improvements.

        The second goal of our compensation program is to align the interests of our executive officers with the interests of our shareholders. We use stock awards (stock options and/or restricted stock) to reward the long-term efforts of management and to retain management. These equity awards serve to increase the ownership stake of our management in the Company, further aligning the interests of the executives with those of our shareholders.

        The third goal of our compensation program is to attract and retain highly competent executives. Our executives, and particularly our named executive officers, are talented managers and they are often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. We seek to attract and retain our executives by setting base compensation and incentives at competitive levels and awarding stock-based awards. We also consider other forms of executive pay, including our supplemental executive retirement plan and severance arrangements

(including change of control provisions) as a means to attract and retain our executive officers including the named executive officers.

        We believe we should balance each of these goals. The Compensation Committee reviews our Compensation Peer Group (as described below) and other comparative survey data as provided and analyzed by an independent consultant to determine an appropriate mix of each element of compensation. We use our Compensation Peer Group and other comparative survey data to assess appropriate compensation levels as discussed in more detail later in this report.

Compensation Program Objectives and Rewards

        The components of Company's compensation and benefits programs are driven by our business environment and are designed to enable us to achieve the goals of our compensation program within a framework that adheres to the Company's mission and values. The programs' objectives are to:

  •
  Reflect our position as a leading community bank in our service areas;

  •
  Attract, engage and retain the workforce that helps ensure our future success;

  •
  Motivate and inspire employee behavior that fosters a high performance culture;

  •
  Support a one company culture;

  •
  Support overall business objectives;

  •
  Provide shareholders with a superior rate of return over the long term; and

  •
  Create shareholder value through the continuous provision of quality service to our customers.

        Consequently, the guiding principles of our programs are to:

  •
  Promote and maintain a high performance banking organization;

  •
  Remain competitive in our marketplace for talent; and

  •
  Balance our compensation costs with our desire to provide value to employees and shareholders.

        To this end, we will measure success of our programs by:

  •
  Overall business performance and employee engagement;

  •
  Ability to attract and retain key talent;

  •
  Costs and business risks that are limited to levels that optimize risk and return; and

  •
  Employee understanding and perceptions that ensure program value equals or exceeds program cost.

        All of our compensation and benefits for our named executive officers described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in creating shareholder value in a highly competitive marketplace. Beyond that, different elements have specific purposes designed to reward different behaviors.

  •
  Base salary and benefits are designed to:

  •
  Reward core competence in the executive role relative to skills, position and contributions to the Company; and

  •
  Provide fixed cash compensation with merit increases competitive with the market place.

  •
  Annual incentive variable cash awards are designed to:

  •
  Focus employees on annual financial objectives derived from the business plan that lead to long-term success;

  •
  Provide annual variable performance based cash awards to reward and motivate achievement of critical annual performance metrics selected by the Compensation Committee; and

  •
  Foster a pay for performance culture that aligns our compensation programs with our overall business strategy.

  •
  Equity based compensation awards are designed to:

  •
  Link compensation rewards to the creation of shareholder wealth;

  •
  Promote teamwork by tying compensation significantly to the value of our common stock;

  •
  Attract the next generation of management by providing significant capital accumulation opportunities; and

  •
  Retain executives by providing a long-term-oriented program whose value could only be achieved by remaining with and performing for the Company.

  •
  A supplemental executive retirement plan facilitates our ability to attract and retain executives as we compete for talented employees in a marketplace where these plans are commonly offered.

  •
  Change of control and separation benefits with certain officers:

  •
  Individual employment contracts with certain executives provide for change of control and separation benefits;

  •
  Separation benefits provide benefits to ease an employee's transition due to an unexpected employment termination by the Company due to ongoing changes in the Company's employment needs; and

  •
  Change in control benefits encourage key executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes which will enhance shareholder value.

        The use of these compensation programs and benefits enables us to reinforce our pay-for-performance philosophy, align our executives' interests with shareholders, and strengthen our ability to attract, retain and motivate highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

        The use of the identified elements of compensation was restricted by the executive compensation rules for TARP recipients.

        Total direct compensation is generally targeted at the 75th percentile of our Compensation Peer Group. We target above the median because of the competition in our market for talented executives and our desire to attract and, more importantly, retain and motivate talented individuals we believe are necessary to achieve the goals and objectives of our Board of Directors.

Role of Compensation Committee in Determining Compensation

        The Compensation Committee of the Board of Directors has strategic and oversight responsibility for the overall compensation and benefits programs for executives of the Company. These responsibilities include establishing, implementing, and continually monitoring the compensation structure, policies, and programs of the Company, including an assessment of the risk profile of each compensation policy and practice. The Compensation Committee is responsible for assessing and approving the total compensation paid to the Chief Executive Officer and all executive officers. The Compensation Committee is responsible for determining whether the compensation paid to each of these executives is fair, reasonable and competitive, and whether the compensation program serves the interests of the Company's shareholders. The Compensation Committee is comprised of four independent directors who satisfy The NASDAQ Stock Market listing requirements and relevant Internal Revenue Service and SEC regulations on independence. The Compensation Committee's Chair regularly reports to the Board of Directors on the Compensation Committee actions and recommendations. To evaluate and administer the compensation practices of the Chief Executive Officer and other executive officers, the Compensation Committee meets a minimum of 4 times a year. The Compensation Committee also holds special meetings and meets telephonically to discuss extraordinary items, such as the hiring or dismissal of executive officers. For fiscal year 2012, the Compensation Committee met a total of 7 times (includes regularly scheduled Compensation Committee meetings, special meetings and telephonic meetings).

        When making individual compensation decisions for executive officers, the Compensation Committee takes many factors into account, including the executive's experience, responsibilities, management abilities and job performance, overall performance of the Company, current market conditions and competitive pay for similar positions at comparable companies. In addition, the Compensation Committee reviews the relationship of various positions between departments, the affordability of desired pay levels and the importance of each position within the Company. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

        The Compensation Committee relies significantly on the input and recommendations of our Chief Executive Officer when evaluating these factors relative to the compensation of executive officers, excluding his own compensation, which is set according to the terms of his employment agreement and annual review by the Board of Directors. Because the Chief Executive Officer works closely with and supervises our executive team, the Compensation Committee believes that the Chief Executive Officer provides valuable insight in evaluating their performance. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for the executive's compensation, including salary adjustments, incentive bonuses, annual equity grants and equity grants awarded in conjunction with promotions. The Chief Executive Officer also provides the Compensation Committee with additional information regarding the effect, if any, of market competition and changes in business strategy or priorities. The Compensation Committee discusses our Chief Executive Officer's recommendations and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

Role of Compensation Consultants

        Generally, at least every two years the Compensation Committee retains the services of an executive compensation consultant to assess the competitiveness of our compensation programs, conduct other research as directed by the Compensation Committee, and support the Compensation Committee in the design and implementation of executive and Board of Director compensation. In the first quarter of 2011, the Compensation Committee retained Carl D. Jacobs Group LLC ("Jacobs Group") to assist the Compensation Committee and management in the review and assessment of multiple aspects of our compensation programs, including: (i) equity compensation practices, and short-term and long-term incentive design; (ii) total compensation analysis for the Chief Executive officer; and (iii) total compensation analysis for other named executive officers. Jacobs Group did not perform any other services for the Company and there are no known conflicts of interest between the Jacobs Group and its affiliates and the Company and its affiliates. The Jacobs Group reported directly to the Compensation Committee and did not provide services to, or on behalf of, any other part of the Company's business. In June, 2011 the Jacobs Group provided its independent analysis of the Company's executive compensation policies and practices and provided analyses on the pay practices of the Compensation Peer Group and other comparable market data ("2011 Report").

Market Positioning and Pay Benchmarking

        The Compensation Committee generally aims to position compensation relative to market for the Chief Executive Officer and the other named executive officers at the 60th percentile for base salary, 70th percentile for total cash compensation and 75th percentile for total direct compensation. The actual positioning of each executive officer's compensation is dependent on considerations of the executive's performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive's responsibility (including risk management and corporate strategic initiatives), and the individual's success in promoting our core values and demonstrating leadership.

        In the first quarter of 2011, the Compensation Committee undertook a review of the Company's compensation programs for executive officers, other elected officers, selected staff and the Board of Directors. The Jacobs Group, in consultation with the Compensation Committee, selected a peer group of financial institutions to establish a Compensation Peer Group for the 2011 report. The companies included in the Compensation Peer Group were selected from publicly traded banks in California and several from neighboring states based on: (i) compatibility of the Company based on size as measured through total assets between one and four billion dollars; (ii) similarity of their product lines and business focus; (iii) participation and non-participation in the U.S. Treasury Capital Purchase Program; and (iv) the competitive market for executive talent. In addition to the Compensation Peer Group, the Jacobs Group also assembled, reviewed and compiled data from five recognized published compensation surveys. Published surveys included California banks located in our service areas as well as local area data drawn from national surveys. The Comparative Peer Group and the comparative survey data were used to benchmark executive compensation levels against banks that have executive positions with responsibilities similar in breadth and scope to ours and that compete with us for executive talent. The 2011 Report provided data relative to market for median, 65th percentile and 75th percentile of compensation. With such information and recognition that the proxy data reflected compensation levels for 2010, the Compensation Committee reviewed and analyzed compensation for the Chief Executive Officer and the other named executive officers.

        The Compensation Peer Group component companies used in the evaluation of the Company's compensation programs in the 2011 Report for executive officers and the Board of Directors were as follows:

Bank of Marin Bancorp
Bridge Capital Holdings
Center Financial Corporation
Farmers & Merchants Bancorp
First California Financial Group
Heritage Oaks Bancorp
Nara Bancorp
North Valley Bancorp
Pacific Mercantile Bancorp	PacWest Bancorp Preferred Bank Premier West Bancorp Provident Financial Holdings Sierra Bancorp TriCo Bancshares WestAmerica Bancorp West Coast Bancorp Wilshire Bancorp

Chief Executive Officer Compensation

        The Compensation Committee meets with the other independent directors each year in an executive session without management present to evaluate the performance of the Chief Executive Officer. The Compensation Committee also confers with the Chief Executive Officer when setting his base salary. The Compensation Committee typically considers corporate financial performance, the Company's achievement of its short and long-term goals versus its strategic objectives and financial targets. Emphasis was also placed on performance factors of the Company's business units, along with the results of the independent consultant's analysis of the pay practices of the 2011 Compensation Peer Group, and personal performance goals established by the Compensation Committee. Based on the 2011 Report, the Compensation Committee determined that the Chief Executive Officer's base salary was below the target 65th percentile and his total compensation fell below target 75th percentile.

        The Compensation Committee accepted the Chief Executive Officer's recommendation in 2010 and 2011, that his salary should not be increased in response to the current economic conditions adversely affecting the financial services industry, and the financial challenges facing the Company at that time. Consequently, the Chief Executive Officer's base salary remained at $333,700 until October 2011. However, in October 2011, the Compensation Committee approved a salary increase for the Chief Executive Officer's base salary of 8.0% to $360,400 in recognition of his efforts that contributed to the termination of the Company's regulatory written agreement with its regulators in June 2011, which remained his salary for 2012.

Base Salary Decisions for the Other Named Executive Officers

        In accordance with our compensation objectives, salaries are set and administered to reflect the value of the position in the marketplace, the career experience of the individual, and the contribution and performance of the individual. Base salary is generally targeted at close to the 60th percentile of our Compensation Peer Group.

        Although each of the named executive officers has an employment agreement with the Company, the initial base salary in each of the agreements may be increased (and has been in the past) in accordance with the Chief Executive Officer's evaluation of the executive's performance and the Compensation Committee's evaluation of the Company's overall compensation programs and policies.

        For 2012, the Compensation Committee considered the pay practices of the Compensation Peer Group and the analyses and recommendations provided by its independent consultant in the 2011 Report. In evaluation of the base salaries in 2012 for the named executive officers, the Compensation Committee also considered the minimum, mid-range and maximum salaries paid to similarly situated positions at companies in the Compensation Peer Group as well as the performance levels of the named executive officers.

        In response to the economic conditions adversely affecting the financial services industry and the financial challenges facing the Company in 2011, the Chief Executive Officer had recommended that as of March 2011 his base salary and the salaries of the other named executive officers for 2011 should not be increased. The Compensation Committee accepted the recommendation at that time and did not increase the salaries for the Chief Executive Officer or the other named executive officers. In October 2011, the Compensation Committee approved salary increases for the Chief Executive Officer and each of the other named executive officers. The Compensation Committee took this action in recognition of the efforts that the Chief Executive Officer and each of the other named executive officers contributed to the termination of the Company's regulatory written agreement with its regulators in June 2011. Salaries were increased as follows:

Name	Prior Salary	New Salary	Percentage Increase
Walter T. Kaczmarek	$333,700	$360,400	8.0%
Lawrence D. McGovern	$232,000	$242,400	4.5%
Dan T. Kawamoto	$240,000	$247,200	3.0%

        In view of the increases in the base salaries of Walter T. Kaczmarek, Lawrence D. McGovern and Dan T. Kawamoto in October, 2011, no further increases were made in 2012.

        In January 2012, the Compensation Committee approved an employment agreement for Michael E. Benito when he was promoted to Executive Vice President/Banking Division. Under the agreement Mr. Benito receives a salary of $230,000. In June 2012, the Compensation Committee approved an employment agreement for David E. Porter when he joined the Company as its Chief Credit Officer. Under the agreement Mr. Porter receives a salary of $250,000. The terms of both agreements are similar to the terms of the other named executive officers of the Company, and the Compensation Committee considered the salary levels to also be similar to the levels paid by the Company to the most immediate predecessors to those positions.

        Base salary drives the formula used in the Management Incentive Plan as discussed below under "Management Incentive Plan." Base salary is the only element of compensation that is used in determining the amount of contributions permitted under the Company's 401(k) plan.

Management Incentive Plan

        We believe that a portion of the annual incentive compensation for named executive officers should be based on performance against pre-defined financial metrics and performance objectives. The Company's Management Incentive Plan ("Incentive Plan") plays a key role in fulfilling the objective. In 2012, each of our named executive officers was eligible to receive a bonus under the Incentive Plan. Annual performance bonuses are designed to focus participants on, and reward them for, the achievement of specific annual financial, strategic and/or operational objectives of the Company.

        The incentive levels (as a percent of salary) are designed to provide for the achievement of threshold and target performance objectives. The financial metrics, performance objectives, and the formula for computing the performance bonus are established by the Compensation Committee early in each fiscal year.

        The award opportunities under the Incentive Plan were derived in part from our Compensation Peer Group and other comparative data provided by our independent consultant, and in part by the Compensation Committee's judgment on internal equity of the positions, their relative value to the Company and the desire to maintain a consistent annual incentive target for the Chief Executive Officer and the other named executive officers.

        The payouts for executives under the Incentive Plan are targeted to provide aggregate cash compensation together with base salary at the 70th percentile of our Compensation Peer Group when we reach our target annual financial performance ("Target"). Smaller payouts can be awarded if we reach 90% to 95% of our target annual financial performance ("Threshold").

        The incentive levels assigned as a percentage of base salary for 2012 were as follows:

	As a percent of base salary
Named Executive	Threshold	Target
Walter T. Kaczmarek	15%	33%
Lawrence D. McGovern	15%	33%
Michael E. Benito	15%	33%
Dan T. Kawamoto	15%	33%
David E. Porter	15%	33%

        Management recommends, and the Compensation Committee reviews and approves, the financial metrics for each plan year that must be met in order for awards to be paid. These financial metrics are weighted and are intended to motivate and reward eligible executives to strive for continued financial improvement of the Company, consistent with performance based compensation and increasing shareholder value. The Compensation Committee typically identifies from three to five financial metrics which may be revised from year to year to reflect current business situations.

        The financial metrics selected for 2012 were net income, reduction in nonperforming assets, loan growth and deposit growth. The Compensation Committee believes net income is a valid measurement in assessing how the Company is performing from a financial standpoint. Net income is an accepted accounting measure that drives earnings per share and shareholder returns over the long term. In addition, the Compensation Committee, in consultation with the Chief Executive Officer, concluded that, in view of the economic conditions expected to occur in 2012, management should focus on credit quality and loan and deposit growth. The Compensation Committee believes that nonperforming assets are an effective measure to monitor the Company's progress in improving its credit quality. Further, in view of the Company's plans to refocus on growth, the Compensation Committee sought to incentivize and measure growth by increases in loans and deposits.

        The Compensation Committee determines the weighting of financial metrics each year based upon recommendations from the senior management. For 2012, the Compensation Committee weighted the financial metrics as follow:

• Net Income	25%
• Reduction of Nonperforming Assets	25%
• Loan Growth	25%
• Deposit Growth	25%

        For 2012 compared to 2011, the Compensation Committee did not significantly realign the mix of the financial metrics. Because the Compensation Committee believed that the Incentive Plan should also balance risk-taking with performance, the Compensation Committee maintained a risk-based capital element to the plan. If the total risk-based capital ratio was between 12% and 14% at year-end 2012, bonus payments would be reduced by 50%, and if the ratio was below 12%, then bonuses would be reduced to zero.

        Performance objectives were generally identified through our annual financial planning and budget process. Senior management developed a financial plan for 2012, and the financial plan was reviewed and approved by the Board of Directors. The Compensation Committee received recommendations from senior management for financial performance objective ranges. In making the determination of the Threshold and Target levels, the Compensation Committee considered specific circumstances anticipated to be encountered by the Company during the coming year. The Compensation Committee believed that the Threshold and Target levels established for the Incentive Plan in 2012 were sufficiently challenging given the economic climate and the level of growth and improvement in the various financial metrics that would have to occur to meet the various performance objectives.

        For 2012, performance was assessed relative to performances for the year ended December 31, 2012, as shown below and compared to actual results:

	Threshold		Target	2012 Actual
Net Income(1)	$10,041,000	(2)	$11,157,000	$9,909,000
Nonperforming Assets	$17,800,000	(2)	$16,000,000	$19,464,000
Loans Outstanding	$837,000,000	(3)	$881,000,000	$812,313,000
Deposits(4)	$897,000,000	(3)	$944,000,000	$1,014,412,000

(1)
Before dividends and discount accretion on the Company's preferred stock.

(2)
90% of Target.

(3)
95% of Target.

(4)
Excludes brokered deposits, CDARS, state deposits and a short-term demand deposit from one customer.

        Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company for each financial metric comparing the actual fiscal year results to the pre-determined performance objectives for each financial metric calculated with reference to the pre-determined weight accorded the financial metric, and an overall percentage amount for the award is calculated. In addition, the Compensation Committee has discretionary authority to include qualitative subjective measures which may increase or decrease an award up or down by an additional 15% of base salary. The positive discretion may be utilized to address completion of special projects, department initiatives, or favorable achievements reflected in regulatory exam results. The Compensation Committee may also use its discretion in adjusting financial metrics and performance objectives for unexpected economic conditions or changes in the business of the Company.

        In 2012, the Company reached the Target for "deposits." The calculated bonus under the Incentive Plan for 2012 performance was 8.25% of base salary. However, since the Company was subject to the TARP limitations on bonuses up through most of the first quarter of 2012, the Compensation Committee approved a pro rata portion of three-fourths of the calculated amount payable. Therefore, bonuses were awarded, as follows:

Name	Bonus Award
Walter T. Kaczmarek	$22,300
Lawrence D. McGovern	$15,005
Michael E. Benito	$14,158
Dan T. Kawamoto	$15,302
David E. Porter	$8,035

        Impact of Capital Purchase Program.    The Incentive Plan was established as a cash award performance based plan. Under the executive compensation rules applicable to TARP recipients, bonuses were not permitted to the top five most highly compensated employees. Many of the named executive officers were among the top five most highly compensated employees, and the named executive officers who were not in the top five also did not receive bonuses. The Compensation Committee's policy during the period the Company was subject to the TARP compensation rules had been that each of the named executive officers be treated equally under the Incentive Plan with regard to whether or not bonuses were paid out. For example, in 2011, the Company reached all but one of the Targets, but, nonetheless, no bonuses were paid for 2011 performance to the named executive officers.

Equity Based Compensation

        We believe that equity based compensation should be a significant component of total executive compensation to align executive compensation with the long-term performance of the Company and to encourage executives to make value enhancing decisions for the benefit of our shareholders. Each of the named executive officers is eligible to receive equity compensation.

        The Compensation Committee is responsible for determining equity grants to all staff members, including named executive officers, and in doing so considers past grants, corporate and individual performance, and recommendations of our Chief Executive Officer for staff members other than himself. Stock award levels with the established ranges were determined based on market data.

        The Company's Amended and Restated 2004 Equity Plan (the "2004 Plan") provides for the grant of non-qualified and incentive stock options, and restricted stock. The Compensation Committee approves all awards under the Plan and acts as the administrator of the 2004 Plan.

        Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on the grant date. Under the 2004 Plan, we may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. We do not grant stock options with a so-called "reload" feature, nor do we loan funds to employees to enable them to exercise stock options. Stock options granted to date generally vest pro rata on a daily basis over four years and expire ten years from the grant date. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price.

        The Compensation Committee approved the 2013 Equity Incentive Plan (the "2013 Plan") subject to approval by the shareholders at the 2013 Annual Meeting. See Proposal 2—Approval of 2013 Equity Incentive Plan.

        Under the U.S. Treasury executive compensation restrictions for U.S. Treasury Capital Purchase Program participants, the issuance of stock options was prohibited under the general prohibitions on bonuses for the five highest paid employees of the Company. As such, the utilized long-term restricted stock, as necessary and where appropriate, to comply with the restrictions. The Compensation Committee will continue to consider the use of restricted stock where appropriate going forward.

        An award of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock. The restricted stock is valued at its fair market value on the date of grant. Restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended. Restricted stock awarded by the Compensation Committee will generally vest the later of two years from the date of grant or at such time as the Company has redeemed all its Series A Preferred Stock held by the U.S. Treasury.

        The Compensation Committee has established a stock option and restricted stock policy which recognizes that stock options and restricted stock have an impact on the profits of the Company under current accounting rules and also have a dilutive effect on the Company's shareholders. Accordingly, they are recognized as a scarce resource and option grants and awards of restricted stock are given the same consideration as any other form of compensation.

        The Compensation Committee has established ranges for the amount of options that may be granted that depend on the individual's position with the Company and whether the option is awarded as an incentive to attract an individual, to retain an individual or to reward performance. The Compensation Committee approves primarily nonstatutory stock options instead of incentive stock options because of the tax advantages available to the Company for nonstatutory options and because employees generally do not take full advantage of the tax benefits available to them from incentive stock options.

        We do not backdate options or grant options or award restricted stock retroactively. In addition, we do not plan to coordinate grants of options or awards of restricted stock so that they are made before announcement of favorable information, or after announcement of unfavorable information. The Company's options and restricted stock are granted at fair market value on a fixed date or event (the first day of service for new hires and the date of Compensation Committee approval for existing employees), with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee and the Board of Directors. Fair market value has been consistently determined as the closing price on The Nasdaq Global Select Market on the grant date. In order to ensure that an option exercise price or restricted stock date of grant valuation fairly reflects all material information, without regard to whether the information seems positive or negative, every grant of options and restricted stock is contingent upon an assurance by management and legal counsel that the Company is not in possession of material undisclosed information. If the Company is in a "black-out" period for trading under its trading policy or otherwise in possession of inside information, the date of grant is suspended until the second business day after public dissemination of the information.

        The Company's general practice has been to grant options and restricted stock only on the annual grant date at the Compensation Committee and Board of Directors' regular March meeting for the named executive officer as well as current staff, and at any other Compensation Committee meeting (whether a regular meeting or otherwise) held on the same date as a regularly scheduled Board meeting (which are held monthly) as required to attract new staff, retain staff or recognize key specific achievements.

        In June 2012, because the Company had satisfactorily completed its obligations under a written agreement with its regulators, the Company awarded Lawrence D. McGovern and Dan T. Kawamoto each 6,000 shares of restricted stock. Also in June 2012, David E. Porter was awarded 30,000 shares of restricted stock when he joined the Company. Walter T. Kaczmarek was not granted any stock awards in 2012.

Retirement Plans

        Our Amended and Restated Supplemental Retirement Plan ("SERP") is an important element of our compensation program. We compete for executive talent in our market area where many of our competitors offer supplemental retirement plans. These types of plans have been commonly offered in the community bank industry for some time. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offers key executives participation in the SERP, including some but not all of the named executive officers, the supplemental retirement benefit awarded is based on the individual's position within the Company and a vesting schedule determined by the desirability of incenting the retention element of the program. The participant is 100% vested in his or her benefit at retirement. A participant whose employment terminates after the normal retirement date will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant) and continuing until the death of the participant. For information on the plan, see "Supplemental Retirement Plan for Executive Officers."

Prohibition on Speculation in Company Stock

        Our stock trading guidelines prohibit executives from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases), buying or selling publicly traded options, including writing covered calls, and hedging or any other type of derivative arrangement that has a similar economic effect.

Termination of Employment and Change in Control Provisions

        The Compensation Committee believes that a change in control transaction, or potential change in control transaction, would create uncertainty regarding the continued employment of our executives. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executives to remain employed with us during an important time when their continued employment in connection with or following a transaction is often uncertain and to help keep our executives focused on our business rather than on their personal financial security, we believe that providing certain of our executives with severance benefits upon certain terminations of employment is in the best interests of our Company and our shareholders.

        The Company does not have company-wide separate change of control agreements with its executive officers. Instead, the Chief Executive Officer and the other named executive officers have specific change of control and severance provisions in their respective employment agreements. The Compensation Committee considers the use of change of control provisions and severance provisions on a case by case basis depending on the individual's position with the Company and the need to attract and/or retain the individuals.

        The severance benefits provided for our named executive officers were determined by the Compensation Committee based on its judgment of prevailing market practices at the time each agreement was entered into. At present, we have employment agreements with the Chief Executive Officer and the other named executive officers, which detail their eligibility for payments under various termination scenarios. In addition, certain equity grants made to the named executive officers provide for vesting of stock options and restricted stock upon a change of control. We have disclosed the severance and/or change in control payouts that would be payable to each named executive officer if the triggering event occurred on December 31, 2012, in the "Change in Control Arrangements and Termination of Employment" section in this proxy statement.

Tax Considerations

        Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, limits the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of a publicly held corporation to no more than $1 million per year. Certain compensation is exempt from this deduction limitation, including performance based compensation paid under a plan administered by a committee of outside directors, which has been approved by shareholders. The 2013 Equity Incentive Plan being proposed at the Annual Meeting will provide the Company the authorization to issue performance based compensation awards.

        In light of Section 162(m), it is the policy of the Compensation Committee to modify, where necessary, our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers when and if the $1 million threshold becomes an issue. At the same time, the Compensation Committee also believes that the overall performance of our executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances, the Compensation Committee's use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is or can be used by the Compensation Committee, compensation may not be fully deductible.

        Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended, among other things, limits flexibility with respect to the time and form of payment of deferred compensation. If a payment or award is subject to Section 409A, but does not meet the requirements that exempt such amounts from taxation under such section, the recipient is subject to: (i) income tax at the time the payment or award is not subject to a substantial risk of forfeiture; (ii) an additional 20% tax at that time; and (iii) an additional tax equal to the amount of interest (at the underpayment rate under the Internal Revenue Code plus one percentage point) on the underpayment that would have occurred had the award been includable in the recipient's income when first deferred or, if later, when not subject to a substantial risk of forfeiture. We have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended to not constitute "deferred compensation" for Section 409A purposes (and will thereby be exempt from Section 409A's requirements) or, if they constitute "deferred compensation," are intended to comply with the Section 409A statutory provisions and final regulations.

Accounting Considerations

        Accounting considerations play an important role in the design of our executive compensation program. Accounting rules require us to expense the fair value of restricted stock awards and the estimated fair value of our stock option grants which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense in determining the amount of equity compensation awards.

 Compensation Committee Report

        Compensation Discussion and Analysis.    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

        Risk Assessment of Incentive Compensation Arrangements.    In connection with its participation in the U.S. Treasury Capital Purchase Program, the Compensation Committee was required to meet at least every six months during 2012 with the Company's senior risk officers to discuss and review the relationship between the Company's risk management policies and practices and its SEOs incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.

        In response to this requirement, the Compensation Committee met with the senior risk managers of the Company (including its internal auditor, Chief Financial Officer, Chief Credit Officer, Senior Vice President-Human Resources, and Senior Vice President-Compliance). The Compensation Committee discussed the overall risk structure and the significant risks identified within the Company, and discussed the process by which those present at the meeting analyze the risks associated with the executive compensation program. This process included, among other things, a review of the Company's programs. This review included the compensation potential under the Company's incentive plans, the long-term view encouraged by the design and vesting features of the Company's long-term incentive arrangements, and the extent to which the Compensation Committee and the Company's management monitor the program. The Compensation Committee also identified areas of enterprise risk of the Company and evaluated the degree to which participants in a plan perform functions that have the potential to significantly affect overall enterprise risk. The Compensation Committee then analyzed the extent to which design features have the potential to encourage behaviors that could significantly contribute to enterprise risk.

        Our SEOs participate in the following two incentive compensation plans:

  •
  Management Incentive Plan; and

  •
  Amended and Restated 2004 Equity Plan.

        Based on its review (the most recent in September 2012), the Compensation Committee determined that the Company's executive compensation program did not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to these plans were required for this purpose.

  •
  Among the factors the Compensation Committee considered were the following:

  •
  Our Management Incentive Plan in 2012 imposed a specific dollar maximum amount for each participant, did not rely on a single financial measure in awarding bonuses, and imposed minimum capital ratios that must be satisfied before any bonuses may be paid. To the extent bonuses are earned, they are subject to "clawback" provisions;

  •
  Our 2004 Equity Plan imposes specific ranges of stock option grant limits that apply on an individual basis, and each option grant vests over four years. Vesting has historically been tied to tenure of employment and not tied to Company or individual performance. Stock options are subject to "clawback" provisions;

  •
  Restricted Stock Awards are subject to a two (2) year "cliff vesting" requirement; and

  •
  The Compensation Committee generally targets the 75th percentile of peer practice to limit total direct compensation.

        In addition to the incentive plans in which the SEO's participate, the Company has incentive plans for other officers and branch employees which reward performance. The Compensation Committee reviewed all non-SEO plans, and concluded that none of them, considered individually or as a group, presented any material threat to our capital or earnings, encouraged taking undue or excessive risks, or encouraged manipulation of financial data in order to increase the size of an award.

        2012 Production Plan.    This bonus plan is based on meeting production goals. Bonus awards are subject to meeting several categories of growth. The amount of bonus is capped for each category. A portion of the bonus is put into a pool and distributed based on subjective criteria. Bank earnings are not a factor in the bonus calculation. All awards are subject to a "claw back" provision based on credit quality.

        Business Development Commission Plan.    This bonus plan is based on customer relationship profitability not Company earnings. Employees eligible for awards do not have loan approval authority, and loans and underwriting standards are subject to regular review by the Heritage Bank of Commerce Loan Committee. Internal controls with different levels of review and approvals are designed to prevent manipulation to increase an award.

        SBA Commission Plan.    Awards based on loan production. Employees eligible for awards do not have loan approval authority, and loans and underwriting standards are subject to regular review by the Heritage Bank of Commerce Loan Committee. Internal controls with different levels of review and approvals are designed to prevent manipulation to increase an award.

        Certification.    As required by the U.S. Treasury Capital Purchase Program, the Compensation Committee certifies that with respect to the period beginning January 1, 2012 and through the year ended December 31, 2012, it has (i) reviewed with senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company; (ii) reviewed with senior risk officers the Company's employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (iii) reviewed the Company's employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Compensation Committee of the Board

Robert T. Moles, Chairman
Frank G. Bisceglia
Celeste V. Ford
Ranson W. Webster
W. Kirk Wycoff

 Executive Compensation Tables

        The following table provides for the periods shown, information as to compensation for services of the Company's principal executive officer, principal financial officer, and the three other executive officers of the Company who had the highest total compensation (as defined in accordance with applicable regulations) with respect to the year ended 2012 (collectively referred to as the "named executive officers"):

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(4)	All Other Compensation ($) (i)(5)	Total ($) (j)
Walter T. Kaczmarek	2012	$360,400	—	—	—	$22,300	$733,000	$21,761	$1,137,461
President & Chief Executive	2011	$338,150	—	$77,400	—	—	$857,300	$20,167	$1,293,017
Officer	2010	$333,700	—	—	—	—	$572,000	$33,065	$938,765
Lawrence D. McGovern	2012	$242,400	—	$38,340	—	$15,005	$121,400	$15,408	$432,553
Executive Vice President &	2011	$233,733	—	$43,860	—	—	$173,000	$15,228	$465,821
Chief Financial Officer	2010	$227,000	—	—	—	—	$109,100	$14,272	$350,372
Michael E. Benito	2012	$228,725	—	$38,340	—	$14,158	$70,900	$16,357	$368,480
Executive Vice President/Banking Division
Dan T. Kawamoto	2012	$247,200	—	$38,340	—	$15,302	—	$12,920	$313,762
Executive Vice President &	2011	$241,200	—	$43,860	—	—	—	$12,825	$297,885
Chief Administrative Officer	2010	$240,000	—	—	—	—	—	$12,948	$252,948
David E. Porter	2012	$129,808	$50,000	$183,900	—	$8,035	—	$18,297	$390,040
Executive Vice President &
Chief Credit Officer(6)

(1)
The amounts in column (c) include amounts voluntarily deferred by each of the named executive officers into their 401(k) plan accounts. For 2012, Mr. Kaczmarek deferred $22,500, Mr. McGovern deferred $22,500, Mr. Benito deferred $22,500, Mr. Kawamoto deferred $22,500 and Mr. Porter deferred $7,500.

(2)
The amounts shown in columns (e) and (f) reflect the applicable full grant date fair values for stock options and stock awards issued under the Company's 2004 Equity Plan in accordance with ASC 718 (excluding the effect of forfeitures), and are reported for the fiscal year during which the stock options and stock awards were issued. The assumptions used in calculating the valuation for stock option awards may be found in Note 10 to the Company's consolidated financial statements for the year ended December 31, 2012, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 8, 2013.

(3)
The amounts shown in column (g) for 2012 reflect payments made under the terms of the Management Incentive Plan for 2012 performance. No payments under the plan were made to the named executive officers for 2010 or 2011 performance.

(4)
The amounts shown in column (h) for 2012 represent only the aggregate change in the actuarial present value of the accumulated benefit under the Company's Supplemental Executive Retirement Plan from December 31, 2011 to December 31, 2012. The amounts in column (h) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 11 to the Company's consolidated financial statements for the year ended December 31, 2012 included in the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2013.

(5)
The amounts shown in column (i) include the following for each named executive:

	Economic Value of Death Benefit of Life Insurance for Beneficiaries(b)	401(k) Plan Company Matching Contributions	Other Insurance Benefit	Employee Stock Ownership Plan Company Contributions	Vacation	Auto Compensation	Other	Total
Walter T. Kaczmarek	$5,197	$1,000	$3,564	—	—	$12,000	—	$21,761
Lawrence D. McGovern	$1,410	$1,000	$2,337	—	$4,661	$6,000	—	$15,408
Dan T. Kawamoto	—	$1,000	$3,520	—	—	$8,400	—	$12,920
Michael E. Benito	$1,488	$1,000	$1,171	—	$4,423	$8,200	$75	$16,357
David E. Porter(a)	—	$1,000	$1,930	—	—	$4,317	$11,050	$18,297

(a)
The amounts in column (i) for Mr. Porter also include $11,050 for temporary residence and moving expenses.

(b)
The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Company owned split- dollar life insurance policies for which the Company has fully paid the applicable premiums. These policies are discussed under "Supplemental Retirement Plan for Executive Officers."
(6)
Mr. Porter joined the Company in June 2012, and received a $50,000 signing bonus.

Executive Contracts

        Walter T. Kaczmarek—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Walter T. Kaczmarek. The employment contract is for three years and is automatically renewed each month for three additional years. Under the agreement, Mr. Kaczmarek receives an annual salary of $360,400 with annual increases, if any (last increased in October 2011), as determined by the Board of Directors' annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Kaczmarek participates in the Company's 401(k) plan, under which he may receive matching contributions up to $1,000. He also participates in the Company's Employee Stock Ownership Plan. The Company provides Mr. Kaczmarek, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Kaczmarek is provided with life insurance coverage in the amount of two times his then current salary but no more than $700,000. He is provided with long-term care insurance, with a lifetime benefit of up to $432,000. The Company reimburses Mr. Kaczmarek for up to $1,200 of expenses incurred by him for tax consultation and preparation of tax returns and any excess of insurance coverage for an annual physical examination. Mr. Kaczmarek is reimbursed for monthly dues for one country club and one business club membership. He receives an automobile allowance in the amount of $1,000 per month, together with reimbursements for gasoline and maintenance expenditures.

        Under his employment agreement, Mr. Kaczmarek is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Lawrence D. McGovern—On July 21, 2011, the Company entered into an Employment Agreement with Lawrence D. McGovern. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. McGovern receives an annual salary of $254,762 with annual increases, if any (last increased in April 2013), as determined by the Company's Chief Executive Officer and Board of Directors' Compensation Committee annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. McGovern participates in the

Company's 401(k) plan, under which he may receive matching contributions up to $1,000. He also participates in the Company's Employee Stock Ownership Plan. The Company provides to Mr. McGovern, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. McGovern receives an automobile allowance in the amount of $500 per month, together with reimbursements for gasoline expenditures. Mr. McGovern is provided with life insurance coverage in the amount of two times his salary but not to exceed $700,000. He is also provided with long-term care insurance, with a lifetime benefit of up to $72,000.

        Under his employment agreement, Mr. McGovern is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Michael E. Benito—On February 1, 2012, the Company entered into an employment agreement with Michael E. Benito when he was promoted to Executive Vice President/Banking Division. The employment contract is for one year and is automatically renewed for one year terms. Under the Agreement, Mr. Benito receives an annual salary of $237,705 with annual increases, if any (last increased in April 2013), as determined by the Company's Chief Executive Officer and Board of Directors' Compensation Committee annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Benito participates in the Company's 401(k) plan, under which he may receive matching contributions up to $1,000. Mr. Benito also participates in the Company's Employee Stock Ownership Plan. The Company provides to Mr. Benito, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Benito receives an automobile allowance in the amount of $700 per month, together with reimbursements for gasoline expenditures. Mr. Benito is provided with life insurance coverage in the amount of two times his salary not to exceed $700,000. He is also provided with long-term care insurance, with a lifetime benefit of up to $72,000.

        Under his employment agreement, Mr. Benito is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Dan T. Kawamoto—On June 11, 2009, the Company entered into an Employment Agreement with Dan Kawamoto which became effective July 13, 2009, when Mr. Kawamoto commenced his employment. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. Kawamoto receives an annual salary of $254,616 with annual increases, if any, (last increased in April 2013) as determined by the Company's Chief Executive Officer and Board of Directors' Compensation Committee annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Kawamoto participates in the Company's 401(k) plan, under which he may receive matching contributions up to $1,000. He also participates in the Company's Employee Stock Ownership Plan. The Company provides to Mr. Kawamoto, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. He also receives an automobile allowance in the amount of $700 per month, together with reimbursements for gasoline expenditures and up to $2,400 per year for automobile repairs and maintenance. Mr. Kawamoto is provided with life insurance coverage in the amount of two times his salary not to exceed $700,000. He is also provided with long-term care insurance, with a lifetime benefit of up to $72,000.

        Under his employment agreement, Mr. Kawamoto is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        David E. Porter—On June 25, 2012, the Company entered into an employment agreement with David Porter when he joined the Company as Executive Vice President and Chief Credit Officer. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. Porter receives an annual salary of $255,000 with annual increases, if any (last increased in

April 2013), as determined by the Company's Chief Executive Officer and Board of Directors' Compensation Committee annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Porter participates in the Company's 401(k) plan, under which he could receive matching contributions up to $1,000. Mr. Porter also participates in the Company's Employee Stock Ownership Plan. The Company provides to Mr. Porter, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Porter also receives an automobile allowance in the amount of $700 per month. Mr. Porter is provided with life insurance coverage in the amount of two times his salary not to exceed $700,000. He is also provided with long-term care insurance, with a lifetime benefit of up to $72,000. Under his employment agreement Mr. Porter received a $50,000 signing bonus, $18,000 for three (3) months temporary residence, and up to $10,000 for moving expenses.

        Under his employment agreement, Mr. Porter is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

Plan Based Awards

        Stock Based Plans.    In 1994, the Board of Directors adopted the Heritage Bank of Commerce 1994 Tandem Stock Option Plan (the "1994 Stock Option Plan") in order to promote the long-term success of the Company and the creation of shareholder value. The 1994 Stock Option Plan expired on June 8, 2004. In 2004, the Board of Directors adopted the Heritage Commerce Corp 2004 Stock Option Plan (the "2004 Plan"), which was approved by the Company's shareholders at the 2004 Annual Meeting. The 1994 Stock Option Plan and the 2004 Plan authorized the Company to grant stock options to officers, employees and directors of the Company and its affiliates. In 2009, the 2004 Plan was amended and restated as the 2004 Equity Plan to authorize the issuance of restricted stock in addition to stock options. The 2004 Equity Plan was approved by the Company's shareholders at the 2009 Annual Meeting.

        Management Incentive Plan.    The Company maintains a Management Incentive Plan adopted by the Board of Directors in 2005. Executive officers are eligible for target bonuses which are expressed as a percentage of their respective base salaries which increase as the level of performance of established goals increases. The bonuses are tied directly to the satisfaction of overall Company performance for the year. No bonuses were paid to the named executive officers for 2010 or 2011 performance. See "Compensation Discussion and Analysis" for information about the Management Incentive Plan.

        The following table provides information on the potential performance-based awards available if defined performance objectives were achieved in 2012 for each of the Company's named executive officers under the Company's Management Incentive Plan, and stock options or other stock awards granted to the named executive officers in 2012.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (j)		Grant Date Fair Value of Stock And Options Awards (l)(3)
										Exercise or Base Price of Option Awards ($/Sh) (k)
		Incentive Plan Awards(1)			Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Walter T. Kaczmarek	3/22/2012	$54,060	$118,932	—	—	—	—	—	—	—	—
Lawrence D. McGovern	5/1/2012	—	—	—	—	—	—	6,000	—	—	$38,340
	3/22/2012	$36,360	$79,992	—	—	—	—	—	—	—	—
Michael E. Benito	5/1/2012	—	—	—	—	—	—	6,000	—	—	$38,340
	3/22/2012	$34,500	$75,900	—	—	—	—	—	—	—	—
Dan T. Kawamoto	5/1/2012	—	—	—	—	—	—	6,000	—	—	$38,340
	3/22/2012	$37,080	$81,576	—	—	—	—	—	—	—	—
David E. Porter	7/31/2012	—	—	—	—	—	—	30,000	—	—	$183,900
	3/22/2012	$37,500	$82,500	—	—	—	—	—	—	—	—

(1)
These potential performance-based awards were established under the Management Incentive Plan if the indicated level of performance was achieved in 2012 as described further in the "Compensation and Discussion Analysis" and in the discussion under "Plan Based Awards—Management Incentive Plan." They do not represent the actual payments made to the named executive officers. The payments made for actual performance in 2012 are reflected in column (g) in the Summary Compensation Table.

(2)
This column reflects restricted stock awards granted pursuant to the 2004 Equity Plan. The shares vest on the second anniversary of the grant date; provided, however, the vesting will be accelerated on a change of control, death or disability.

(3)
The amounts in column (l) reflect the grant date fair market value of restricted stock on the date of grant. The grant date price of restricted stock made to each of the listed persons on May 1, 2012 was $6.39 per share and on July 31, 2012 was $6.13 per share.

 Equity Compensation Plan Information

        The following table shows the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans at December 31, 2012:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,314,347	(1)	$12.90	369,912	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

(1)
Consists of 75,810 options to acquire shares of common stock issued under the Company's 1994 Stock Option Plan, and 1,238,537 options to acquire shares under the Company's Amended and Restated 2004 Equity Plan.

(2)
Available under the Company's Amended and Restated 2004 Equity Plan.

 Outstanding Equity Awards

        The following table shows the number of Company shares of common stock covered by exercisable and unexercisable stock options and the number of Company unvested shares of restricted common stock held by the Company's named executive officers as of December 31, 2012.

Outstanding Equity Awards at Year End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Options Exercise Price ($) (e)	Options Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Walter T. Kaczmarek	—	—		—	—	—	15,000	$104,700	—	—
	50,000	—		—	$18.15	03/17/2015	—	—	—	—
	20,000	—		—	$23.85	08/03/2016	—	—	—	—
	25,000	—		—	$23.89	05/04/2017	—	—	—	—
Lawrence D. McGovern	—	—		—	—	—	6,000	$41,880
	—	—		—	—	—	8,500	$59,330	—	—
	7,500	—		—	$14.11	05/27/2014	—	—	—	—
	8,000	—		—	$20.00	08/11/2015	—	—	—	—
	10,000	—		—	$23.85	08/03/2016	—	—	—	—
	15,000	—		—	$23.89	05/04/2017	—	—	—	—
Michael E. Benito	—	—		—	—	—	6,000	$41,880	—	—
	—	—		—	—	—	3,000	$20,940	—	—
	25,000	—		—	$12.50	11/28/2013	—	—	—	—
	5,000	—		—	$22.78	02/16/2016	—	—	—	—
	5,000	—		—	$23.85	08/03/2016	—	—	—	—
	7,000	—		—	$23.89	05/04/2017	—	—	—	—
	7,000	—		—	$16.00	05/22/2018	—	—	—	—
	4,117	383	(3)	—	$7.43	05/04/2019	—	—	—	—
	2,736	1,764	(4)	—	$3.57	07/26/2020	—	—	—	—
Dan T. Kawamoto	—	—		—	—	—	6,000	$41,880
	—	—		—	—	—	8,500	$59,330	—	—
	21,438	3,562	(5)	—	$3.22	07/27/2019	—	—	—	—
David E. Porter	—	—		—	—	—	30,000	$209,400	—	—

(1)
This column represents the unvested shares for restricted stock awards granted.

(2)
The market value of the shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing price of our common stock at December 31, 2012, as reported on The NASDAQ Global Select Market, which was $6.98.

(3)
The options vest daily over 4 years beginning May 4, 2009, and have a term of 10 years.

(4)
The options vest daily over 4 years beginning July 26, 2010, and have a term of 10 years.

(5)
The options vest daily over 4 years beginning July 27, 2009, and have a term of 10 years.

 Option Exercises and Vested Stock Awards

        The following table sets forth information with regard to the exercise and vesting of stock options and vesting of shares of restricted stock for the year ended December 31, 2012, for each of the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)
Walter T. Kaczmarek	—	—	—	—
Lawrence D. McGovern	—	—	—	—
Dan T. Kawamoto	—	—	—	—
Michael E. Benito	—	—	4,500	$27,360
David E. Porter	—	—	—	—

(1)
The number of vested shares reflects the gross amount of shares, without netting any shares surrendered to pay taxes. The aggregate dollar amount realized upon vesting was calculated by multiplying the number of shares by the fair market value on the vesting date.

401(k) Plan

        The Company has established a broad-based employee benefit plan under Section 401(k) of the Internal Revenue Code of 1986 ("401(k) Plan"). The purpose of the 401(k) Plan is to encourage employees to save for retirement. Eligible employees may make contributions to the plan subject to the limitations of Section 401(k). The 401(k) Plan trustees administer the Plan. The Company may match up to $1,000 of each employee's contributions. The 401(k) Plan allows highly compensated employees to contribute up to a maximum percentage of their base salary, up to the limits imposed by the Internal Revenue Code, on a pre-tax basis. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries. The 401(k) Plan is designed to provide for distributions in a lump sum after termination of service. However, loans and in-service distributions under certain circumstances such as hardship, attainment of age 59-1/2, or a disability are permitted. For named executive officers, these amounts are included in the Summary Compensation Table under "All Other Compensation."

Employee Stock Ownership Plan

        In 1997, Heritage Bank of Commerce initiated a broad-based employee stock ownership plan ("Stock Ownership Plan"). The Stock Ownership Plan was subsequently adopted by the Company as the successor corporation to Heritage Bank of Commerce. The Stock Ownership Plan allows the Company, at its option, to purchase shares of the Company common stock on the open market. To be eligible to receive an award of shares under the Stock Ownership Plan, an employee must have worked at least 1,000 hours during the year and must be employed by the Company on December 31. The executive officers have the same eligibility to receive awards as other employees of the Company. Awards under the Stock Ownership Plan generally vest over four years. In addition, the value of a participant's account becomes fully vested upon reaching the age of 65 or termination of employment by death or disability. The Company may discontinue its contributions at any time. The amounts of contributions to the Stock Ownership Plan for named executive officers are included in the Summary Compensation Table in the column entitled "All Other Compensation."

 Supplemental Retirement Plan for Executive Officers

        The Company has established the 2005 Amended and Restated Supplemental Executive Retirement Plan (the "SERP" or the "Plan") covering key executives, including several of the named executive officers. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offers key executives participation in the SERP, the supplemental retirement benefit awarded is based on the individual's position within the Company and a vesting schedule determined by the desirability of incentivizing the retention element of the program. The participant is 100% vested in his or her benefit at normal retirement, upon termination within two years from a change in control, or upon disability. However, the participant's vested benefit is reduced for payment prior to normal retirement age in accordance with the Plan terms.

        Normal Retirement.    A participant whose employment terminates after normal retirement (as defined in the Plan) will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant) and continuing until the death of the participant.

        Early Retirement.    In order to be eligible for early retirement benefits, the plan requires the participant to terminate employment (for reasons other than for cause or within two years from a change of control) after the date that the participant is at least 55 years old but prior to normal retirement as defined in the participant's participation agreement. The participant will then receive the portion of the supplemental retirement benefit that has vested as of the actual early retirement date. However, for each year (or partial year) before normal retirement age the participant receives an early retirement benefit, the vested benefit is reduced by five percent. Unless otherwise selected by the participant, the early retirement benefit will be paid monthly, with payments to commence on the first day of the month following the participant's separation from service and continuing until the death of the participant.

        Termination Before Early Retirement.    If a participant's employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by five percent for each year (or partial year) that the participant's benefits are paid prior to the participant's normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant but not before the participant's early retirement age, and continuing until the death of the participant.

        Disability.    In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the participant.

        Cause.    If a participant's employment is terminated for cause, the participant forfeits any rights the participant may have under the SERP.

        Change of Control.    If a participant's employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control, the participant will receive 100% of his or her supplemental retirement benefit commencing at the later of the first month following the age selected by the participant or the first month following the participant's separation from service, and continuing until the death of the participant (unless an election has been made for successor benefit). In the event payments commence prior to the participant's normal retirement age, then the benefit due to the participant will be reduced by five percent for each year (or partial year) that the participant's benefit is paid prior to the participant's normal retirement age.

        Company-owned split-dollar life insurance policies support the Company's obligations under the SERP. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant's designated beneficiaries will receive 80% of the net-at-risk insurance (which means the amount of the death benefit in excess of the cash value of the policy).

        The following table shows the present value of the accumulated benefit payable to each of the named executive officers that participate in the SERP, including the number of service years credited to each named executive officer at December 31, 2012:

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Walter T. Kaczmarek	Heritage Commerce Corp SERP	8	$3,455,000	—
Lawrence D. McGovern	Heritage Commerce Corp SERP	14	$804,700	—
Michael E. Benito(3)	Heritage Commerce Corp SERP	9	$253,000	—

(1)
The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 11 to the Company's consolidated financial statements for the fiscal year ended December 31, 2012, included in the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2013.

(2)
The following vesting percentages apply to the named executive officers who participate in the SERP:

End of the year prior to termination	Walter T. Kaczmarek	Lawrence D. McGovern	Michael E. Benito(3)
12/31/2012	84%	100%	64%	10%
12/31/2013	100%	100%	72%	20%
12/31/2014	100%	100%	80%	30%
12/31/2015	100%	100%	88%	40%
12/31/2016	100%	100%	96%	50%
(3)
Mr. Benito has two separate SERP agreements.

Management Deferral Plan

        In January 2004, the Company adopted the Heritage Commerce Corp Nonqualified Deferred Compensation Plan for certain executive officers. The purpose of the plan is to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended. The plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. The executive may elect to defer up to 100% of any bonus and 50% of any regular salary into the Management Deferral Plan. Amounts deferred are invested in a portfolio of approved investment choices as directed by the executive. Under the Management Deferral Plan, the Company may make discretionary contributions for the executive, but has not done so. Amounts deferred by executives to the plan will be distributed at a future date they have selected or upon termination of employment. The executive can select a distribution schedule of up to fifteen years. None of the Company current executive officers have elected to participate in the plan.

Change of Control Arrangements and Termination of Employment

        In connection with the Company's participation in the U.S. Treasury's Capital Purchase Program, the Company agreed that, until such time as the U.S. Treasury ceased to own the Series A Preferred Stock acquired under the program, the Company would take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA and agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with EESA. The subsequent enactment of ARRA, and issuance of rules and regulations issued by the U.S. Treasury in June, 2009, has amended, and in some cases expanded upon, provisions of Section 111(b) of EESA. These provisions prohibited any payment of golden parachutes (as defined by the U.S. Treasury regulation) to the named executive officers or the five next highly-compensated employees for departure from our Company for any reason, except for death, disability or payments for services performed or benefits accrued. On March 7, 2012, the Company repurchased the $40 million Series A Preferred Stock from the U.S. Treasury, and therefore these restrictions are no longer applicable.

        Stock Option Plans.    Each of the named executive officers holds options granted under the 2004 Equity Plan and/or the 1994 Stock Option Plan. Under these plans, option holders will be given 30 days' advance notice of the consummation of a change of control transaction during which time the option holders will have the right to exercise their options, and all outstanding options become immediately vested. The options terminate on the consummation of the change of control. In the event the option holder dies or becomes disabled, the option holder or his or her estate will have 12 months to exercise those options that have vested as of the date of termination of employment from a disability or death.

        Restricted Stock.    Each of the named executive officers holds shares of restricted stock subject to vesting requirement. Under the terms of the restricted stock awards the vesting of the shares will accelerated upon a change of control, or the holder's death or disability.

        Supplemental Executive Retirement Plan.    Several of the named executives are participants in the 2005 Amended and Restated Supplemental Executive Plan. If a participant's employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by five percent for each year (or partial year) that the participant's benefits are paid prior to the participant's normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant, but not before the participant's early retirement age, and continuing until the death of the participant. In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the participant. If a participant's employment is terminated for cause, the participant forfeits any rights the participant may have under the plan. If a participant's employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control, the participant will receive 100% of his or her supplemental retirement benefits commencing at the later of the first month following the age selected by the participant, or the first month following the participant's separation from service, and continuing until the death of the participant. In the event payments commence prior to the participant's normal retirement age, then the benefit due to the participant will be reduced by five percent for each year (or partial year) that the participant's benefit is paid prior to the participant's normal retirement age.

        Mr. Kaczmarek's Employment Agreement.    If Mr. Kaczmarek's employment is terminated without cause or he resigns for good reason, he will be entitled to a lump sum payment equal to two times his base salary and his highest annual bonus in the last three years. If Mr. Kaczmarek's employment is terminated or he resigns for good reason 120 days before, or within two years after, a change of control, he will be paid a lump sum of 2.75 times his base salary and highest annual bonus in the last three years. If his employment is terminated by the Company without cause, or he resigns for good reason, or as a result of a change of control the Company terminates his employment or he resigns for good reason, his participation in group insurance coverages will continue on at least the same level as at the time of termination for a period of 36 months from the date of termination. In the event that the amounts payable to Mr. Kaczmarek under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986, as amended, that are subject to an excise or similar tax, the amounts payable to Mr. Kaczmarek will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Kaczmarek has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees and customers.

        Mr. McGovern's Employment Agreement.    If Mr. McGovern's employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. If Mr. McGovern's employment is terminated by the Company or he resigns for good reason 120 days before, or within two years after, a change in control, he will be entitled to a lump sum payment of two times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. If the employment agreement is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. McGovern's employment is terminated as a result of a change in control during the change of control period, or he resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. McGovern under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986, as amended, that are subject to an excise or similar tax, the amounts payable to Mr. McGovern will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. McGovern has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Benito's Employment Agreement.    If Mr. Benito's employment agreement is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary and his average annual bonus during the last three years. If Mr. Benito's employment is terminated by the Company or he resigns for good reason 120 days before or within two years after a change in control, he will be entitled to a lump sum payment of two times his base salary and his average annual bonus during the last three years. If Mr. Benito's employment is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. Benito's employment is terminated by the Company as a result of a change in control, or he resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. Benito under the agreement constituted "excess parachute payments" under the Internal Revenue Code of 1986, as amended, that are subject to an excise or similar tax, the amounts payable to Mr. Benito will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Benito has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Kawamoto's Employment Agreement.    If Mr. Kawamoto's employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary and his highest annual bonus in the last three years. If Mr. Kawamoto's employment is terminated by the Company or he resigns for good reason 120 days before or within two years after a change in control, he will be entitled to a lump sum payment of two times his base salary and his highest annual bonus in the last three years. If his employment is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. Kawamoto's employment is terminated by the Company as a result of a change in control, or he resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. Kawamoto under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986, as amended, that are subject to an excise or similar tax, the amounts payable to Mr. Kawamoto will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Kawamoto has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Porter's Employment Agreement.    If Mr. Porter's employment agreement is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary and his average annual bonus during the last three years. If Mr. Porter's employment is terminated by the Company or he resigns for good reason 120 days before or within two years after a change in control, he will be entitled to a lump sum payment of two times his base salary and his average annual bonus during the last three years. If Mr. Porter's employment is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. Porter's employment is terminated by the Company as a result of a change in control, or he resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. Additionally, following the termination of his employment, Mr. Porter has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        The following tables summarize the payments which would be payable to our named executive officers in the event of various termination scenarios as of December 31, 2012. This information is for illustrative purposes only. Regardless of the manner in which a named executive's employment terminates, the officer would be entitled to (i) the vested portion of any stock option or restricted stock; and (ii) the vested portion of the officer's benefit under the Supplemental Executive Retirement Plan.

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Walter T. Kaczmarek
Cash severance under employment agreement	$1,052,425	$765,400	$765,400	$—	$—
Health and life insurance premiums	80,661	80,661	80,661	—	—
Health and life insurance benefits	—	—	—	700,000	180,000	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(1)(2)(3)	604,190	604,190	604,190	—	565,523
Unvested restricted stock awards (accelerated)	104,700	104,700	104,700	104,700	104,700
Split-dollar death benefits (upon death)	—	—	—	2,936,432	—
Outplacement services (layoff)	5,000	—	—	—	—
IRC 280(G) excise tax gross-up	741,764	—	—	—	—

Total:	$2,588,740	$1,554,951	$1,554,951	$3,741,132	$922,223

Lawrence D. McGovern
Cash severance under employment agreement	$526,810	$263,405	$—	$—	$—
Health and life insurance premiums	66,061	33,031	—	—	—
Health and life insurance benefits	—	—	—	484,800	161,584	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested restricted stock awards (accelerated)	101,210	101,210	101,210	101,210	101,210
Split-dollar death benefits (upon death)	—	—	—	1,007,785	—

Total:	$694,081	$397,646	$101,210	$1,599,795	$334,794

Michael E. Benito
Cash severance under employment agreement	$509,158	$254,579	$—	$—	$—
Supplemental executive retirement plan(1)(3)	306,244	114,383	—	—	136,223
Health and life insurance premiums	27,618	13,809	—	—	—
Health and life insurance benefits	—	—	—	460,000	153,318	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested stock options (accelerated)	6,015	—	—	—	—
Unvested restricted stock awards (accelerated)	62,820	62,820	62,820	62,820	62,820
Split-dollar death benefits (upon death)	—	—	—	849,614	—
IRC 280(G) excise tax gross-up	360,817	—	—	—	—

Total:	$1,272,672	$445,591	$62,820	$1,372,434	$424,361

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Dan T. Kawamoto
Cash severance under employment agreement	$525,004	$262,502	$—	$—	$—
Health and life insurance premiums	66,350	33,175	—	—	—
Health and life insurance benefits	—	—	—	494,400	164,784	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested stock options (accelerated)	13,393	—	—	—	—
Unvested restricted stock awards (accelerated)	101,210	101,210	101,210	101,210	101,210

Total:	$705,957	$396,887	$101,210	$595,610	$337,994

David E. Porter
Cash severance under employment agreement	$516,070	$258,035	$—	$—	$—
Health and life insurance premiums	70,137	35,068	—	—	—
Health and life insurance benefits	—	—	—	500,000	166,650	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested stock options (accelerated)	209,400	209,400	209,400	209,400	209,400

Total:	$795,607	$502,503	$209,400	$709,400	$448,050

(1)
Assumes executive selected age 62 for commencement of the payment of this benefit.

(2)
If Mr. Kaczmarek terminates his employment for good reason or he is terminated without cause, he is entitled to be credited with two additional years of service.

(3)
The amount reflected in the table is the incremental increase in the benefit payable to the named executive officer in addition to the benefit payable under the terms of the Supplemental Executive Retirement Plan. See "Supplemental Retirement Plan for Executive Officers" and the tables included therein for information about the value of the accumulated benefit payable to each named executive officer.

(4)
This balance represents the annual payment of long-term disability for the named executive officers. This long-term payment would begin after an elimination period and a twenty-five week short term disability period. This long-term disability payment will increase by 3% (cost of living adjustment) over the first ten years of payments and cease at age 65.

Director Compensation

        This section provides information regarding the compensation policies for non-employee directors and amounts paid to these directors in 2012. Mr. Kaczmarek does not receive any separate compensation for his service as a director.

        The Company has a policy of compensating non-employee directors for their service on the Board and Board committees of the Company. On an annual basis, the Compensation Committee reviews director compensation, including the individual fees and retainers, the components of compensation, as well as the total amount of director compensation appropriate for the Company.

        In 2012, each director received an annual retainer fee of $45,000 (increased to $50,000 in November 2012). The chairman of each standing committee of the Board receives an additional $3,000 per year, and the Chairman of the Board receives an additional $5,000 per year. Board Members are not paid separate fees for attending Board or committee meetings.

        In addition to providing cash compensation, the Compensation Committee also believes in granting equity compensation to non-employee directors in order to further align their interests with those of shareholders and has adopted a policy of granting stock options to directors.

        Directors are entitled to annual grants of stock options as follows:

Board Chairman	4,500 - 5,500
Committee Chairman	3,500 - 4,500
Board members (non-chairman)	3,000 - 4,000

        In 2012, each of the directors received stock options in accordance with the above schedule.

        The following table summarizes the compensation of non-employee directors for the year ended December 31, 2012.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Options Awards ($) (d)(1)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)(2)	All Other Compensation ($) (g)		Total ($) (h)
Frank G. Bisceglia	$48,833	—	$16,470	—	$3,200	$425	(3)	$68,928
Jack W. Conner	$53,837	—	$20,130	—	$7,300	$894	(3)	$82,161
John M. Eggemeyer	$45,833	—	$14,640	—	—	—		$60,473
Celeste V. Ford	$45,833	—	$14,640	—	—	—		$60,473
Steven L. Hallgrimson	$45,833	—	$14,640	—	—	—		$60,473
Robert T. Moles	$48,833	—	$16,470	—	$22,900	—		$88,203
Humphrey P. Polanen	$48,833	—	$16,470	—	$8,800	$411	(3)	$74,514
Laura Roden	$45,833	—	$14,640	—	—	—		$60.473
Charles J. Toeniskoetter	$48,833	—	$16,470	—	$5,500	$871	(3)	$71,674
Ranson W. Webster	$49,083	—	$16,470	—	$14,500	$398	(3)	$80,451
W. Kirk Wycoff	$45,833	—	$14,640	—	—	—		$60,473

(1)
The amounts shown in column (d) reflect the applicable full grant date fair value for stock options issued under the Company's 2004 Equity Plan in 2012 in accordance with ASC 718 (excluding the effect of forfeitures). See Note 10 to the Company's consolidated financial statements for the year ended December 31, 2012, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 8, 2013.

(2)
The amounts shown in column (f) represent only the aggregate change in the actuarial present value of the accumulated benefit measured from December 31, 2011, to December 31, 2012, under the respective director compensation benefits agreements. The amounts in column (f) were determined using interest rate and mortality rate assumptions, consistent with those used in the Company's consolidated financial statements, and include amounts which the named director may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 11 to the Company's consolidated financial statements for the year ended December 31, 2012, included in the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2013.

(3)
The amounts shown reflect the annual income imputed to each director in connection with Company owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums.

Director Outstanding Stock Options

        Each of the non-employee directors owned the following stock options granted under the 1994 Stock Option Plan and/or 2004 Equity Plan as of December 31, 2012:

Director	Stock Options
Frank G. Bisceglia	26,300
Jack W. Conner	39,300
John M. Eggemeyer	8,000
Celeste V. Ford	18,500
Steven L. Hallgrimson	4,000
Robert T. Moles	33,300
Humphrey P. Polanen	26,300
Laura Roden	4,000
Charles J. Toeniskoetter	26,300
Ranson W. Webster	33,800
W. Kirk Wycoff	8,000

Director Compensation Benefits Agreement

        Prior to 2007, the Company entered into individual director compensation benefits agreements with each of its then directors. These agreements were amended and restated in December, 2008 ("Benefit Agreements"). The Benefit Agreements provide an annual benefit equal to a designated applicable percentage of $1,000 times each year served as a director, subject to a 2% increase each year from the date of the commencement of payments. The applicable percentage increases over time and equals 100% after nine years of service. In the event of a disability, or a resignation or termination pursuant to a change of control, the director's applicable percentage will be accelerated to 100%. Payments of benefits will be made in equal monthly payments on the first day of each month, commencing on the later of the director's attaining the age of 62 or the month following the month in which the director separates from service on the Board and continuing until the director's death. If a director is removed from the Board for cause he or she will forfeit any benefits under the Benefit Agreement.

        Company-owned split-dollar life insurance policies support the Company's obligations under the Benefit Agreements. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant's designated beneficiaries will receive 80% of the net-at-risk insurance (which means the amount of the death benefit in excess of the cash value of the policy).

        The following table shows the present value of the accumulated benefit payable to each director who has a director compensation benefit agreement, including the number of service years credited to each director under the Benefit Agreements.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Frank G. Bisceglia	Heritage Commerce Corp SERP	19	$214,000	—
Jack W. Conner	Heritage Commerce Corp SERP	8	$60,700	—
Robert T. Moles	Heritage Commerce Corp SERP	8	$120,500	—
Humphrey P. Polanen	Heritage Commerce Corp SERP	19	$259,900	—
Charles J. Toeniskoetter	Heritage Commerce Corp SERP	11	$114,500	—
Ranson W. Webster	Heritage Commerce Corp SERP	9	$90,600	—

(1)
The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 11 to the Company's consolidated financial statements for the year ended December 31, 2012 included in the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2013.

(2)
The following vesting percentages apply to the directors:

End of the year prior to termination	Frank G. Bisceglia	Jack W. Conner	Robert T. Moles	Humphrey P. Polanen	Charles T. Toeniskoetter	Ranson W. Webster
12/31/2012	100%	90%	90%	100%	100%	90%
12/31/2013	100%	100%	100%	100%	100%	100%
12/31/2014	100%	100%	100%	100%	100%	100%
12/31/2015	100%	100%	100%	100%	100%	100%
12/31/2016	100%	100%	100%	100%	100%	100%

PROPOSAL 1—ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the number of directors shall not be less than 9 nor more than 15. By resolution, the Board of Directors has fixed the number of directors at 12. All of our directors serve one year terms that expire at the next following annual meeting. The Bylaws of the Company provide the procedure for nominations and election of the Board of Directors. For information on these procedures see "Corporate Governance and Board Matters—Nomination of Directors." Nominations not made in accordance with the procedures may be disregarded by the Chairman of the Annual Meeting and upon his instructions, the inspector of election will disregard all votes cast for such nominees.

        The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has recommended the nomination of the 12 current members of the Board of Directors for one year terms that will expire at the Annual Meeting to be held in 2014. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted at the Annual Meeting for substitute nominees designated by the Board. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

        The following provides information with respect to each person nominated and recommended to be elected to the Board of Directors:

        FRANK G. BISCEGLIA, age 67, became a director of the Company in 1994. Mr. Bisceglia is a Senior Vice President—Investments, Advisory and Brokerage Services, Senior Portfolio Manager, Portfolio Management Program at UBS Financial Services, Inc., a full-service securities firm. Mr. Bisceglia has a Bachelor of Science degree in Industrial Management from San Jose State University. Mr. Bisceglia contributes to the Board a substantial understanding of finance and investments from over 31 years of experience as a financial advisor to corporate and high-wealth individuals. As a long-term member of the Board and its Loan Committee, he has a broad based understanding of the Company's business and he has developed a general knowledge of the Company's credit administration and loan underwriting process.

        JACK W. CONNER, age 73, became a director of the Company in 2004. Mr. Conner was elected Chairman of the Board in July, 2006. Mr. Conner was Chairman and Chief Executive Officer of Comerica California from 1991 until his retirement in 1998, and remained a director until 2002. He was President and a director of Plaza Bank of Commerce from 1979 to 1991. Prior to joining Plaza Bank of Commerce, he held various positions with Union Bank of California where he began his banking career in 1964. Mr. Conner has a Bachelor of Arts degree from San Jose State University. Mr. Conner contributes to the Board over 20 years of executive leadership and substantial experience in the community banking industry. Having served as a Chief Executive Officer and President at several successful community banks in the Company's primary market, he brings a wide-ranging understanding of bank management, finance, operations and strategic planning. His demonstrated leadership ability, judgment and executive experience led the Board to elect him as Chairman of the Board.

        JOHN M. EGGEMEYER, age 67, is a co-founder and Chief Executive of Castle Creek Capital LLC, a merchant banking firm specializing in the financial services industry, and Castle Creek Financial LLC, a licensed broker/dealer. Mr. Eggemeyer is Chairman of the Board of PacWest Bancorp, and Chairman and Chief Executive Officer of White River Capital, Inc. Mr. Eggemeyer also serves as a director of Guaranty Bancorp and, from 2004 to May, 2006, Mr. Eggemeyer also served as Chief Executive Officer of Guaranty Bancorp. He has previously served as a director of TCF Financial Corporation, American Financial Realty Trust, Western Bancorp and Intrawest Financial Corporation. In 2006, Mr. Eggemeyer was named Community Banker of the Year by the American Banker. Mr. Eggemeyer currently serves as a trustee of Northwestern University and is a member of the Parent Advisory Board of Stanford University. Mr. Eggemeyer brings extensive leadership and banking experience to our Board, including specific community banking expertise and management experience, as well as public company expertise and consensus-building skills. His knowledge of and experience in capital markets is an invaluable resource as the Company regularly assesses its capital and liquidity needs. Mr. Eggemeyer provides perspective to the Board as a key investor in the Company.

        CELESTE V. FORD, age 56, became a director of the Company in 2009. Since 1995, Ms. Ford has served as the Chief Executive Officer of Stellar Solutions, Inc., a professional aerospace engineering services firm she formed. In 2000, she founded Stellar Ventures, a venture investment company for investment in early-stage technology development and market applications. Ms. Ford also co-founded QuakeFinder, a humanitarian research and development company, to enable global forecasts of earthquake activity. In 2004, she organized Stellar Solutions Aerospace Ltd., based in London, to serve overseas markets. Ms. Ford has received wide recognition in her field, having served on congressional commissions in the aerospace industry as well as on business panels focusing on entrepreneurship and women in business. She was recently inducted into the Silicon Valley Engineering Hall of Fame. Ms. Ford is a member of the Council on Foreign Relations and services on the engineering council of the University of Norte Dame and serves on the Board of Trustees of the University of Notre Dame. She is a member of the Board of Directors of Bay Microsystems and American Conservatory. Ms. Ford has a Bachelor of Science degree from the University of Notre Dame, and a Masters of Science degree from Stanford University. Ms. Ford contributes to the Board her demonstrated executive leadership and general business knowledge developed from her substantial success as an entrepreneur. Her engineering background, industry standing and government service bring a unique perspective to the Board.

        STEVEN L. HALLGRIMSON, age 70, had been practicing law in the San Jose, California area since 1969 in the areas of real estate, taxation and general business planning and is a certified public accountant. He is currently of counsel with the law firm of Berliner Cohen located in San Jose, California. Mr. Hallgrimson has founded and served as a board member for several private business entities engaged in automobile lending, commercial real estate brokerage and telecommunications. He has been an instructor at San Jose State University Business School and University of California, Santa Cruz teaching a variety of business, real estate and tax courses. Mr. Hallgrimson is a member of the California State Bar and California Society of Certified Public Accountants. He serves as a trustee and president of the Santa Clara County Law Library and is a former board member of the San Jose Art Museum. Mr. Hallgrimson has a Bachelor of Arts degree from Claremont McKenna College and a Juris Doctor degree from the University of California at Berkeley, Boalt Hall School of Law. Mr. Hallgrimson brings legal, accounting and tax knowledge and experience to the Board and provides a valuable perspective to the Board as a result of his involvement and extensive relationships in the community in which the Company serves. His background is particularly suited to serve as a member of the Audit Committee and as the committee's "financial expert."

        WALTER T. KACZMAREK, age 61, became President, Chief Executive Officer and a director of the Company in 2005. Mr. Kaczmarek was Executive Vice President of Comerica Bank and of Plaza Bank of Commerce from 1990 to 2005. Prior to joining Plaza Bank of Commerce he served in various positions with Union Bank of California and also The Martin Group, a real estate investment development company. Mr. Kaczmarek contributes to the Board his breadth of knowledge of the Company's business, industry and strategy. Mr. Kaczmarek has a Bachelor of Science in Commerce degree from Santa Clara University, and a Masters in Business Administration degree from San Jose State University. He brings to the Board a full understanding of the Company's banking business, markets, community and culture. He provides the Board with an overall perspective of all facets of the Company's business, financial condition and its strategic direction. Mr. Kaczmarek's leadership, communication, and decision-making skills are of particular value to the Board.

        ROBERT T. MOLES, age 58, became a director of the Company in 2004. Mr. Moles has been the Chairman of the Board of Intero Real Estate Services, Inc., a full-service real estate firm since 2002. Prior to joining Intero, he served as President and Chief Executive Officer of the Real Estate Franchise Group of Cendant Corporation, the largest franchiser of residential and commercial real estate brokerage offices in the world. Prior to joining Cendant, he served as President and Chief Executive Officer of Contempo

Realty, Inc. in Santa Clara, California. Mr. Moles contributes to the Board a substantial expertise in the real estate industry in the Company's primary market. With over 33 years of experience in executive and managerial positions, he brings to the Board his skills in dealing with business and financial planning and personnel management. With his background, the Board elected him as Chairman of the Compensation Committee.

        HUMPHREY P. POLANEN, age 63, became a director of the Company in 1994. Mr. Polanen is the managing member of Sand Hill Management Partners LLC, a private equity investment fund. Since 1999, Mr. Polanen has been actively involved as an investor and director in various venture capital-backed companies in the technology industry, and has served as a director of various private equity funds. He was the Managing Director of Internet Venture Partners BV, an investment firm, from 2000 to 2004. Prior to joining Internet Ventures, he served in various executive positions with Sun Microsystems and Tandem Computers. Mr. Polanen is a director (and former Chairman of the Board) of St. Bernard Software, a publicly traded Internet security company. Mr. Polanen practiced corporate law for over 10 years at the beginning of his career. He has a Bachelor of Arts degree from Hamilton College and a Juris Doctor degree from Harvard University. Mr. Polanen contributes to the Board a sophisticated knowledge and effective leadership perspective of general business, finance, investments and financial reporting developed over 30 years of experience as an executive, investor, director and business manager with advanced technology companies and private equity firms. He provides the Board with an important perspective on the technology industry. With his background, the Board elected him as Chairman of the Audit Committee.

        LAURA RODEN, age 54, is the founder and managing director of VC Prive LLC, a boutique investment bank for alternative asset funds including venture capital, private equity, hedge and debt and affiliated with Aurus Advisors, a member of FINRA. Prior to founding VC Prive in 2007, she was the managing director for The Angels' Forum (Palo Alto, CA), an early stage angel and venture capital investing group for high net worth individuals. Most of her prior career was spent as chief financial officer at both established and emerging corporations, including most notably Chronicle Broadcasting Company (San Francisco, CA) and PowerTV, Inc (acquired by Cisco Corporation, San Jose, CA). Ms. Roden has expertise in general management, finance, fundraising and marketing. Ms. Roden has taught courses on finance at San Jose State University, and is a frequent speaker for angel investment and venture capital groups and associations. Ms. Roden has a Bachelor of Arts degree from Harvard College and Masters in Business Administration degree from Harvard Business School. Ms. Roden has extensive management experience in a full range of business operations, strategic planning, marketing strategies and capital formation for entrepreneurial companies in the technology industry. In addition, with her prior experience as a chief financial officer, she is particularly suited to serve as a member of the Board's Audit Committee.

        CHARLES J. TOENISKOETTER, age 68, became a director of the Company in 2002. Mr. Toeniskoetter is Chairman of the Board of Toeniskoetter Development Inc. (formerly Toeniskoetter & Breeding, Inc., Development), a Silicon Valley real estate development and investment company. He is a member of the Board of Directors of Redwood Trust, Inc. and from 1991 to 2012 served on the Board of Directors of SJW Corp. (both New York Stock Exchange companies). Mr. Toeniskoetter has a Bachelor of Science degree from the University of Notre Dame and a Master of Business Administration degree from Stanford University. Mr. Toeniskoetter contributes to the Board his entrepreneurial skills and substantial experience as a successful real estate owner, developer and investor, and his executive and financial experience as an owner of several businesses in the Company's primary market. Mr. Toeniskoetter's involvement in local and community affairs, and his service on the boards of two other publicly traded companies provide valuable insight and perspective to the Board.

        RANSON W. WEBSTER, age 68, became a director of the Company in 2004. Mr. Webster founded Computing Resources, Inc. ("CRI") in 1978, a privately-held general purpose service bureau specializing in automating accounting functions. He served as CRI's Chief Executive Officer and Chief Financial Officer. In 1999, CRI merged with Intuit, Inc., the maker of QuickBooks and Quicken financial software.

In 1998, Mr. Webster founded Evergreen Capital, LLC, an early stage investment company focused on Internet and biotech companies. Mr. Webster contributes to the Board substantial business acumen, executive strategic planning and financial experience developed through years of proven entrepreneurial success. Mr. Webster has a unique perspective of the Company and from his long-standing service on the Board. He has a general understanding of corporate governance principles as Chairman of the Board's Nominating and Corporate Governance Committee.

        W. KIRK WYCOFF, age 54, is a managing partner of Patriot Financial Partners, a private equity fund focused on investing in community banks and thrifts throughout the United States. He has more than 30 years of entrepreneurial banking experience. Mr. Wycoff serves as a director of Guaranty Bancorp and its subsidiary, Guaranty Bank and Trust Company. He also serves as Chairman of Continental Bank Holdings, Inc. and its subsidiary, Continental Bank. In addition, Mr. Wycoff serves as a director of Porter Bancorp, Inc. and its subsidiary, PBI Bank. From 2005 to 2007, Mr. Wycoff served as President and Chief Executive Officer of Continental. From 1991 to 2004, Mr. Wycoff was Chairman and Chief Executive Officer of Progress Financial Corp., which was acquired by FleetBoston Financial Corp. in 2004. As an active member of the community, Mr. Wycoff serves on the Board of Directors of non-profit corporations including the Continental Foundation, which raises money for less privileged children, and the Lincoln Center, which helps to provide alternative education programs for troubled youth and also helps families with life transitions. Mr. Wycoff brings extensive leadership and community banking experience to our Board, including executive management experience, as well as public company expertise and risk assessment skills. He provides perspective to the Board as a key investor in the Company.

Recommendation of the Board of Directors

        The Board of Directors recommends the election of each nominee. The proxy holders intend to vote all proxies they hold in favor of the election of each of the nominees. If no instruction is given, the proxy holders intend to vote FOR each nominee listed.

 PROPOSAL 2—APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

        In 2009 the Board of Directors amended the Company's existing 2004 Stock Option Plan and adopted the Heritage Commerce Corp Amended and Restated 2004 Equity Plan ("2004 Amended Plan") to among other things authorize the issuance of restricted stock. The shareholders approved the 2004 Amended Plan at the 2009 Annual Shareholders Meeting. The 2004 Amended Plan was not amended at that time to increase the number of shares of common stock for issuance pursuant to stock awards. The 2004 Amended Plan authorized the issuance of 1,750,000 shares of common stock for equity awards, including stock options and restricted stock. As of March 31, 2013, there were 1,323,967 of unexercised stock options issued under the 2004 Amended Plan and the Company's expired 1994 Stock Option Plan ("1994 Plan") outstanding, and 369,912 shares remained available for future issuances of stock awards under the 2004 Amended Plan. The 2004 Amended Plan expires in 2014.

        The Board upon recommendation of the Compensation Committee is proposing for approval the 2013 Equity Incentive Plan ("Equity Plan"). The Equity Plan will authorize 1,750,000 shares of common stock for future issuance of stock awards granted under the Equity Plan. If the Equity Plan is approved by the shareholders, the Board of Directors will terminate the 2004 Plan, and no more stock awards will be issued under the 2004 Amended Plan.

        The purpose of the Equity Plan is to promote the long-term success of the Company and the creation of shareholder value. The Board of Directors believes that the availability of stock awards is a key factor in the ability of the Company to attract and retain qualified individuals to serve as directors, officers and employees. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, and performance units (individually, an "Award"). The Equity Plan is also intended to permit us to grant Awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"). The shares available under the Equity Plan and shares currently subject to outstanding options issued under the 2004 Amended Plan and 1994 Plan represent approximately 9.6% percent of our issued and outstanding shares (assuming conversion of the Series C Preferred Stock). The Board believes the ratio of authorized shares under the Equity Plan to outstanding shares is at or below the ratio of other financial institutions in the Company's peer group.

Description of the 2013 Equity Incentive Plan

        The following is a summary description of the Equity Plan. A copy of the 2013 Plan is attached as Exhibit A. The following summary is qualified in its entirety by reference to the full text of the Equity Plan.

  Shares Subject to Equity Plan.

        A total of 1,750,000 shares of our common stock is authorized and reserved for issuance under the Equity Plan.

        Appropriate adjustments will be made in the number of authorized shares and in outstanding Awards to prevent dilution or enlargement of participants' rights in the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other change in our capital structure that is effected without receipt of consideration by the Company. Shares subject to Awards which expire or are cancelled or forfeited will again become available for issuance under the Equity Plan. The shares available will not be reduced by Awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by tender of previously owned shares will be deducted from the shares available under the Equity Plan.

        Administration.    The administrator of our Equity Plan will be the Compensation Committee. Subject to the provisions of the Equity Plan, the Compensation Committee determines in its discretion the persons to whom and the times at which Awards are granted, the types and sizes of such Awards, and all of their terms and conditions. All Awards must be evidenced by a written agreement between us and the participant. The Compensation Committee may amend, cancel or renew any Award, waive any restrictions or conditions applicable to any Award, and accelerate, continue, extend or defer the vesting of any Award. The Committee will not have the authority to reprice, adjust or amend the exercise price of options or the grant price of stock appreciation rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means. The Compensation Committee has the authority to construe and interpret the terms of the Equity Plan and Awards granted under it.

        Eligibility.    Awards may be granted under the Equity Plan to our employees, officers, directors, or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. While we grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units to any eligible participant. The actual number of individuals who will receive an Award under the Equity Plan cannot be determined in advance because the Compensation Committee has the discretion to select the participants. The maximum number of shares of stock with respect to an Award or Awards may be granted to any participant may not exceed five percent (5%) of the total outstanding shares of common stock issued and outstanding.

        Stock Options.    The Compensation Committee may grant nonstatutory stock options, "incentive stock options," within the meaning of Section 422 of the Code, or any combination of these. The number of shares of our common stock covered by each option will be determined by the Compensation Committee.

        The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. Any incentive stock option granted to a person who owns stock possessing more than 10 percent of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110 percent of the fair market value of a share of our common stock on the date of grant and a term not exceeding five years. In addition, the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000. The term of all options other than any incentive stock option granted to a person who owns stock possessing more than 10 percent of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation may not exceed ten years.

        Options vest and become exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. Unless a longer period is provided by the Compensation Committee, an option generally will remain exercisable for ninety days following the participant's termination of service, except that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for one year, but in any event not beyond the expiration of its term.

        The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Compensation Committee also may permit payment through the tender of shares of our common stock that are already owned by the participant, through cashless exercise, by such other consideration as may be approved by the Compensation Committee from time to time to the extent permitted by applicable law, or by any combination thereof. At the time of exercise, a participant must pay any taxes that the Company is required to withhold.

        Stock Appreciation Rights.    A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the Award and the date of its exercise. We may pay the appreciation either in cash or in shares of our common stock. We may make this payment in a lump sum, or payment may be deferred in accordance with the terms of the participant's Award agreement. The Compensation Committee may grant stock appreciation rights under the Equity Plan in tandem with a related stock option or as a freestanding Award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Compensation Committee. The maximum term of any stock appreciation right granted under the Equity Plan is five years.

        Restricted Stock Awards.    The Compensation Committee may grant Awards of restricted stock under the Equity Plan. Awards of restricted stock may vest subject to the attainment of performance goals similar to those described below or satisfaction of certain service-based or other vesting conditions as the Compensation Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise determined by the Compensation Committee, a participant will forfeit any unvested shares upon voluntary or involuntary termination of service with us for any reason, including death or disability. Except as otherwise provided in the Equity Plan or Award agreement, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original Award.

        Restricted Stock Units.    Restricted stock units granted under the Equity Plan represent a right to receive shares of our common stock at a future date determined in accordance with the participant's Award agreement. The Compensation Committee may grant restricted stock units subject to the attainment of performance goals similar to those described below, or may make the Awards subject to service-based and other vesting conditions.

        Performance Shares and Performance Units.    The Compensation Committee may grant performance shares and performance units under the Equity Plan, which are Awards that will result in a payment to a participant only if specified performance goals are achieved during a specified performance period. Awards of performance shares are denominated in shares of our common stock, while Awards of performance units are denominated in dollars. In granting an Award of performance shares or units, the Compensation Committee establishes the applicable performance goals based on one or more measures of business performance enumerated in the Equity Plan and described in the performance goal section below.

        To the extent earned, Awards of performance shares and units may be settled in cash, shares of our common stock or any combination thereof. Unless otherwise determined by the Compensation Committee, if a participant's service terminates due to death or disability prior to completion of the applicable performance period, the final Award value is determined at the end of the period on the basis of the performance goals attained during the entire period, but payment is prorated for the portion of the period during which the participant remained in service. Except as otherwise provided by the Equity Plan, if a participant's service terminates for any other reason, the participant's performance shares or units are forfeited.

        Performance Goals.    The Compensation Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award, including but not limited to performance shares and performance units. If the Compensation Committee desires that an Award qualify as performance-based compensation under Section 162(m), then, at the Compensation Committee's discretion, one or more of the following performance goals may apply: revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, growth of loans and deposits, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Unless otherwise determined by the Compensation Committee at the time of establishment of the performance goals applicable to an Award, the performance measures shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Award subject to performance goals and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Compensation Committee, occurring after the establishment of the performance goals applicable to the Award.

        Change in Control.    Upon a change of control (as defined in the Equity Plan) the Company will notify each participant in writing, no less than thirty (30) days prior to the change of control of participant's right to exercise all outstanding options, whether or not vested, and (ii) all outstanding options will vest and become immediately exercisable immediately prior to such change of control. All then outstanding options will terminate upon the Change of Control; provided, however, that any outstanding options not exercised as of the occurrence of the change of control will not terminate if there is a successor entity which assumes the outstanding options or substitutes for such options, new options covering the stock of the successor entity with appropriate adjustments as to the number and kind of shares and prices. Each restricted stock award will provide in the event of a change in control for the lapse of the restriction period applicable to restricted stock effective immediately prior to and conditioned upon the change in control. Each restricted stock unit award will provide that the settlement of the restricted stock unit effective immediately prior to and conditioned upon the Change in Control. The Committee, in its sole discretion, may provide in any stock appreciation right or performance award for the acceleration of the exercisability and vesting of the stock appreciation right or performance award in connection with a change in control.

        Transferability.    Awards granted under the Equity Plan shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the participant or the participant's beneficiary, except transfer by will or by the laws of descent and distribution.

        Amendment and Termination.    The Equity Plan shall continue in effect until the earlier of its termination by the Board of Directors or the date on which all of the shares of our common stock available for issuance under the Equity Plan have been issued and all restrictions on such shares under the terms of the Equity Plan and the agreements evidencing Awards granted under the Equity Plan have lapsed. However, no Awards will be granted under the Equity Plan after the tenth anniversary of the Equity Plan's effective date.

        In addition, the Compensation Committee may amend, suspend or terminate the Equity Plan at any time, provided that without shareholder approval, the Equity Plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or listing rule. Amendment, suspension or termination of the Equity Plan may not adversely affect any outstanding Award without the consent of the participant, unless such amendment, suspension or termination is necessary to comply with applicable law.

Certain United States Federal Income Tax Information

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Equity Plan. Tax consequences for any particular individual may be different.

        The following discussion assumes that the fair market value of our common stock on the date of exercise is greater than the per share exercise price.

        Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Subject to certain exceptions for death or disability, if an option holder exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, the exercise of an incentive stock option will be treated essentially the same as the exercise of a nonqualified stock option for purposes of the federal alternative minimum tax ("AMT"), which exercise may subject the option holder to AMT.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Restricted Stock Awards, Restricted Stock Units, Performance Shares and Performance Units.    A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares, or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to a substantial risk of forfeiture. However, the recipient of an Award of restricted stock may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares on the date the Award is granted). A participant who makes an election under Section 83(b) of the Code within thirty days of the date of grant of the restricted stock, will recognize ordinary income on the date of grant of the shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares of stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

        Section 409A.    Section 409A of the Code contains certain requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the Equity Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California) have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.

        Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an Award under the Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer, Chief Financial Officer and to each of its three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Equity Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The Equity Plan has been designed to permit the Compensation Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT, EXERCISE AND/OR VESTING OF AWARDS UNDER THE EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Recommendation of the Board of Directors

        The Board of Directors recommends approval of the proposed 2013 Equity Incentive Plan. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the Plan.

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Crowe Horwath LLP to serve as our independent registered public accounting firm for 2013, subject to ratification by our shareholders. A representative of Crowe Horwath LLP will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement if so desired.

        We are asking our shareholders to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws, the SEC or The NASDAQ Stock Market, the Board is submitting the selection of Crowe Horwath LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Crowe Horwath LLP, however, we reserve the discretion to retain Crowe Horwath LLP as our independent registered public accounting firm for 2013. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Audit Committee Report

        In accordance with its written charter adopted by the Company's Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2012, the Committee met 10 times, and the Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer prior to public release. The Committee discussed the interim financial statements with the Chief Financial Officer and the independent auditors prior to the filing of each quarterly Form 10-Q.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee reviewed with both the independent auditors and the internal auditors their audit plans, scope, and results.

        The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," (AICPA, Professional Standards, Vol. AU Section 380) and discussed and reviewed the results of the independent auditors' audit of the consolidated financial statements. The Committee also reviewed and discussed the results of the internal audit examinations.

        The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2012, with management and the independent auditors. The Committee has also reviewed "Management's Report on Internal Control over Financial Reporting" and the independent registered public accounting firm's opinion on the effectiveness of the Company's internal control over financial reporting, and discussed these reports and opinions with management and the independent registered public accounting firm prior to the Company's filing of its Annual Report on Form 10-K for the year ended December 31, 2012.

        Based on the above-mentioned review and discussion with management and the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

                        Heritage Commerce Corp
                        Audit Committee

                        Humphrey P. Polanen, Chairman
                        Celeste V. Ford
                        Steven L. Hallgrimson
                        Laura Roden

March 8, 2013

        The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Act of 1934, and shall not otherwise be deemed filed under these Acts.

 Independent Registered Public Accounting Firm Fees

        The following table summarizes the aggregate fees billed to the Company by its independent auditor:

Category of Services	Fiscal Year 2012	Fiscal Year 2011
Audit fees(1)	$315,000	$571,500
Audit-related fees(2)	68,900	55,325
Tax fees(3)	49,685	47,350

Total accounting fees	$433,585	$674,175

(1)
Fees for audit services for 2012 and 2011 consisted of the audit of the Company's annual financial statements, review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, and the audit of the Company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Fees for 2011 include services related to the Company's registration statements filed with the SEC in 2011.

(2)
Fees for audit related services for 2012 and 2011 consisted of financial accounting and reporting consultations, consents and other services related to SEC matters, and audits of the consolidated financial statements of the Company's employee benefit plans.

(3)
Fees for tax services for 2012 and 2011 consisted of tax compliance and tax planning and advice.

•
Fees for tax compliance services totaled $38,935 and $41,000 in 2012 and 2011, respectively. Tax compliance services are those rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Such services consisted primarily of preparation of the Company's consolidated federal and state income tax returns, assistance with state tax credits, and assistance regarding audits of the Company's California state tax returns.

•
Tax planning and advice services are those rendered with respect to proposed transactions, assistance regarding the Internal Revenue Code Section 280(G) "excise tax gross-up" disclosures in the proxy statement for hypothetical events, and consultation with management regarding various internal control and accounting matters. Tax planning and advice services totaled $10,750 and $6,350 in 2012 and 2011, respectively.

        The ratio of tax planning and advice fees and all other fees to audit fees, audit-related fees and tax compliance fees was 2.54% for 2012 and 0.95% for 2011.

        In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to ensure that they do not impair the auditors' independence. The SEC's rules specify the types of non-audit services that the independent registered public accountants may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accountants.

        Consistent with the SEC's rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accountants to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

Recommendation of the Audit Committee and the Board of Directors

        The Audit Committee of the Board of Directors and the Board of Directors recommends approval of the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the proposal.

 OTHER BUSINESS

        If any matters not referred to in this proxy statement come before the meeting, including matters incident to conducting the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

SHAREHOLDER PROPOSALS

        Under certain circumstances, shareholders are entitled to present proposals at shareholders' meetings, provided that the proposal is presented in a timely manner and in a form that complies with applicable regulations. Any shareholder proposals intended to be presented for consideration at the 2014 Annual Meeting of Shareholders, and to be included in the Company's proxy statement for that meeting under SEC Rule 14a-8, must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 16, 2013, in a form that complies with applicable regulations. If the date of next year's Annual Meeting is moved more than 30 days before or after the anniversary of this year's Annual Meeting, the deadline for inclusion is instead a reasonable time before the Company begins to print and mail its proxy materials.

        For a shareholder proposal to be presented at the Annual Meeting that is not intended to be included in the Company's proxy statement under SEC Rule 14a-8, the proposal must be submitted at least 45 days before the date this proxy statement and form of proxy is first mailed to shareholders. If the date of next year's Annual Meeting is more than 30 days before or after the anniversary of this year's Annual Meeting, the deadline for submitting a proposal is instead a reasonable time before the Company begins to print and mail its proxy materials.

HERITAGE COMMERCE CORP
Debbie Reuter Corporate Secretary

April 17, 2013
San Jose, California

 Exhibit A

HERITAGE COMMERCE CORP
2013 Equity Incentive Plan

        1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1    Establishment.    The Heritage Commerce Corp 2013 Equity Incentive Plan (the "Plan") is hereby established effective as of                                    , 2013, the date of its approval by the shareholders of the Company (the "Effective Date").

          1.2    Purpose.    The purpose of the Plan is to advance the interests of the Company, its subsidiaries, and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Company and its subsidiaries and by motivating such persons to contribute to the growth and profitability of the Company and its subsidiaries. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units and Restricted Stock Units.

          1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

        2.     DEFINITIONS AND CONSTRUCTION.

          2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a)   "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

            (b)   "Award" means any Option, SAR, Restricted Stock, Performance Share, Performance Unit or Restricted Stock Unit granted under the Plan.

            (c)   "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement," an "SAR Agreement," a "Restricted Stock Agreement," a "Performance Share Agreement," a "Performance Unit Agreement" or a "Restricted Stock Unit Agreement."

            (d)   "Board" means the Board of Directors of the Company.

            (e)   "Cause" means, unless otherwise defined by the Participant's Award Agreement or contract of employment or service, any of the following: (i) the Participant's theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company's reputation or business; (iv) the Participant's failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant's ability to perform his or her duties with a Participating Company.

            (f)    "Change of Control" has the meaning set forth in Section 12.1(b).

            (g)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (h)   "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

            (i)    "Company" means Heritage Commerce Corp, a California corporation, or any successor corporation thereto.

            (j)    "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

            (k)   "Director" means a member of the Board.

            (l)    "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

            (m)  "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

            (n)   "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a the Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

            (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (p)   "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                (i)  If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on The Nasdaq Stock Market, the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

               (ii)  If, on such date, the Stock is not readily tradable on an established securities market, the Fair Market Value of a share of Stock shall be as determined by the Committee by reasonable application of a reasonable valuation method, consistently applied. Notwithstanding the foregoing, no Award granted under the Plan is intended to provide for a deferral of compensation within the meaning of Section 409A such that the Fair Market Value of a share of Stock shall be determined in all respects in a manner that is consistent with that intention.

            (q)   "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

            (r)   "Insider" means an Officer, a member of the Board or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

            (s)   "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

            (t)    "Officer" means any person designated by the Board as an officer of the Company.

            (u)   "Option" means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

            (v)   "Ownership Change Event" has the meaning set forth in Section 12.1(a).

            (w)  "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (x)   "Participant" means any eligible person who has been granted one or more Awards.

            (y)   "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

            (z)   "Participating Company Group" means, at any point in time, all entities collectively which are then Participating Companies.

            (aa) "Performance Award" means an Award of Performance Shares or Performance Units.

            (bb) "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

            (cc) "Performance Goal" means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

            (dd) "Performance Period" means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

            (ee) "Performance Share" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

            (ff)  "Performance Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

            (gg) "Restricted Stock Award" means an Award of a Restricted Stock.

            (hh) "Restricted Stock Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 10 and the Participant's Award Agreement.

             (ii)  "Restriction Period" means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

            (jj)   "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

            (kk) "SAR" or "Stock Appreciation Right" means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

            (ll)   "Section 162(m)" means Section 162(m) of the Code.

            (mm)  "Securities Act" means the Securities Act of 1933, as amended.

            (nn) "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated upon an actual termination of Service. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

            (oo) "Specified Employee" means a specified employee as defined in Code Section 409A(a)(2)(B) of the Code or Treasury Regulations under Code Section 409A.

            (pp) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

            (qq) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            (rr)  "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

            (ss)  "Treasury Regulations" means Proposed Temporary and Final Regulations of the United States Treasury Department issued under Title 26 of the Code of Federal Regulations.

            (tt)  "Vesting Conditions" mean those conditions established in accordance with Section 6.2, Section 8.5 or Section 10.3 of the Plan prior to the satisfaction of which Options, shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture in favor of the Company upon the Participant's termination of Service.

          2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise. Reference to any statute, law, regulation or rule means such statute, law, regulation, rule as amended, modified, or replaced, in whole or in part, and in effect from time to time.

        3.     ADMINISTRATION.

          3.1    Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

          3.2    Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.4    Committee Complying with Section 162(m).    If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that alone or when combined with other employee remuneration would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

          3.5    Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

            (a)   to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

            (b)   to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

            (c)   to determine the Fair Market Value of shares of Stock or other property;

            (d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

            (e)   to determine whether an Award of SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

            (f)    to approve one or more forms of Award Agreement;

            (g)   to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, except as otherwise permitted in connection with an event as provided under Section 4.2, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, nor shall the Committee have any authority to take such action with respect to any Award subject to and not exempt from Section 409A;

            (h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service, except that the Committee shall have no authority to take such action with respect to any Award that is subject to and is not exempt from the application of Section 409A;

            (i)    to amend, modify or correct any defect in the Plan or any Award in order to avoid the application of Sections 162(m), 280G or 409A of the Code to any Award or to the Plan;

            (j)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

            (k)   to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.6    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        4.     SHARES SUBJECT TO PLAN.

          4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million seven hundred and fifty thousand (1,750,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 14. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

          4.2    Adjustments for Changes in Capital Structure.    Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

        5.     ELIGIBILITY AND AWARD LIMITATIONS.

          5.1    Persons Eligible for Awards.    Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. The maximum number of shares of Stock with respect to an Award or Awards may be granted to any Participant under the Plan shall not exceed five percent (5%) of the total outstanding shares of Stock issued and outstanding.

          5.2    Participation.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

          5.3   Incentive Stock Option Limitations.

            (a)   Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

          (b)    Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

        6.    TERMS AND CONDITIONS OF OPTIONS.    Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1    Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair

  Market Value of a share of Stock on the date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be substituted for another option or an Option may be assumed in a corporate transaction and not be treated as the grant of an Option if the substitution or modification qualifies under the provisions of Section 424(a) of the Code and the Treasury Regulations issued thereunder or under Section 409A, as applicable.

          6.2    Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

          6.3   Payment of Exercise Price.

            (a)   Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

            (b)   Limitations on Forms of Consideration.

              (i)    Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

              (ii)    Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

          6.4    Effect of Termination of Service.

            (a)   Option Exercisability.    Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

                (i)  Disability.    If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of one (1) year) (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

               (ii)  Death.    If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of one (1) year) (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Committee, in its discretion) after the Participant's termination of Service.

              (iii)  Termination for Cause.    Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

              (iv)  Other Termination of Service.    If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

            (b)   Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 13 below, the Option shall remain exercisable until ninety (90) days (or with respect to a Nonstatutory Option such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

            (c)   Extension if Participant Subject to Section 16(b).    Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of a Nonstatutory Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Nonstatutory Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

          6.5    Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

        7.     TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.    Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          7.1    Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR").

          7.2    Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

          7.3    Exercisablity and Term of SARS.

            (a)   Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

            (b)   Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of five (5) years after the effective date of grant of such SAR.

          7.4    Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

  Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for payment in a lump sum or deferred payment in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

          7.5    Deemed Exercise of SARs.    If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion and payment shall be made to the Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death).

          7.6    Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

          7.7    Nontransferability of SARs.    During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

        8.     TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.    Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          8.1    Restricted Stock Awards Authorized.    Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

          8.2    Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 13.1, or as provided in Section 8.5. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Restricted Stock and shall promptly present to the Company any and all certificates representing shares of Restricted Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          8.3    Voting Rights; Dividends and Distributions.    Except as provided in this Section 8.3 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

          8.4    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

          8.5    Nontransferability of Restricted Stock Award Rights.    Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

          8.6    Issuance and Delivery of Shares.    Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company (or in an escrow established by the Company). Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.

        9.     TERMS AND CONDITIONS OF PERFORMANCE AWARDS.    Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          9.1    Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

          9.2    Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

          9.3    Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

          9.4    Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

            (a)   Performance Measures.    Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the financial banking industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, unless otherwise determined by the Committee at the time the Committee establishes the Performance Goal(s) and Performance Award Formula applicable to a Performance Award, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, growth of loans and deposits, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust (provided the outcome remains substantially uncertain) any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

            (b)   Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

          9.5    Settlement of Performance Awards.

            (a)   Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

            (b)   Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a "covered employee" within the meaning of Section 162(m) (a "Covered Employee") to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award.

            (c)   Effect of Leaves of Absence.    Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on a leave of absence.

            (d)   Notice to Participants.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

            (e)   Payment in Settlement of Performance Awards.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. In no event shall payment of a Performance Award be made later than the 15th day of the third month following the taxable year of the Participant in which the Participant has a legally binding right to the Performance Award.

            (f)    Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.2. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.2 through 8.5 above.

          9.6    Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee in the Award Agreement. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee in the Award Agreement, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

          9.7    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

            (a)   Death or Disability.    If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period within the time period specified by Section 9.5(e) in any manner permitted by Section 9.5.

            (b)   Other Termination of Service.    If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant's Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

          9.8    Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        10.   TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.    Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          10.1    Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

          10.2    Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award.

          10.3    Vesting.    Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

          10.4    Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in

  Section 4.2, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

          10.5    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

          10.6    Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the earlier of the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award satisfy applicable Vesting Conditions or on such other date determined by the Committee, in its discretion and set forth in the Award Agreement but no later than the 15th day of the third month following the taxable year of the Participant in which the Participant has satisfied the applicable Vesting Conditions, one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.

          10.7    Nontransferability of Restricted Stock Unit Awards.    Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        11.   STANDARD FORMS OF AWARD AGREEMENT.

          11.1    Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

          11.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

        12.   CHANGE IN CONTROL.

          12.1    Definitions.

            (a)   An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger, reorganization or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

            (b)   A "Change in Control" shall mean (i) an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the shareholders of the Company immediately before the Transaction do not retain immediately after or acquire in the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company, or in the case of an Ownership Change Event described in Section 12.1(a)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), (ii) a sale of equity securities of the Company representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company, or (iii) a liquidation or dissolution of the Company. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, in the case of an Award that is not exempt from Section 409A but rather is subject to Section 409A, (A) the exercise of the Committee's discretion shall be strictly ministerial and not involve the exercise of any discretionary authority, and (B) in no event shall a Transaction be treated as a Change in Control unless such event also qualifies as a change in ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

          12.2    Effect of Change in Control on Options.    Upon a Change of Control (i) the Company shall deliver to each Participant, no less than thirty (30) days prior to the consummation of the Change of Control, written notification of the proposed Change of Control and the Participant's right to exercise all Options granted pursuant to this Plan, whether or not vested under the Plan or applicable Option Award Agreement, and (ii) all outstanding Options granted pursuant to the Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to the Option immediately prior to such Change of Control. This right of exercise shall be conditional upon consummation of the Change of Control. Upon the occurrence of the Change of Control all then outstanding Options shall terminate; provided, however, that any outstanding Options not exercised as of the occurrence of the Change of Control shall not terminate if there is a successor corporation which assumes the outstanding Options or substitutes for such Options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices. Notwithstanding anything to the contrary herein, each adjustment made to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and no adjustment shall be made that would cause any Incentive Stock Option to become a Nonstatutory Stock Option.

          12.3    Effect of Change of Control on SAR Awards.    Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding SARs and shares acquired upon the exercise of such SARs upon such conditions and to such extent as the Committee shall determine.

          12.4    Effect of Change in Control on Restricted Stock Awards.    Each Award Agreement evidencing a Restricted Stock Award shall provide in the event of a Change in Control for the lapse of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a

  Participant whose Service has not terminated prior to the Change in Control, effective immediately prior to and conditioned upon the Change in Control.

          12.5    Effect of Change in Control on Performance Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

          12.6    Effect of Change in Control on Restricted Stock Unit Awards.    Each Award Agreement evidencing a Restricted Stock Unit Award shall provide that the Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to the Change in Control shall be settled effective immediately prior to and conditioned upon the Change in Control.

        13.   COMPLIANCE WITH SECURITIES LAW.    The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        14.   TAX WITHHOLDING.

          14.1    Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

          14.2    Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

        15.   AMENDMENT OR TERMINATION OF PLAN.    The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

        16.   MISCELLANEOUS PROVISIONS.

          16.1    Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

          16.2    Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

          16.3    Rights as a Shareholder.    A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

          16.4    Section 409A Provisions.    Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant's disability or "separation from service" (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and Treasury Regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee's separation from service unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

          16.5    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

          16.6    Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

          16.7    Beneficiary Designation.    Subject to applicable laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

[LOGO] Please detach here. COMPANY # There are three ways to vote your Proxy Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK EASY IMMEDIATE Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 22, 2013. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you. .VOTE BY INTERNET – www.eproxy.com/htbk – QUICK EASY IMMEDIATE Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 22,2013. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot VOTE BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided to: Heritage Commerce Corp, c/o Share owner Services SM, P.O. Box 64873, St. Paul, MN 55164-0873 If you vote by Phone or Internet, please do NOT mail your Proxy Card Heritage Commerce Corp 150 Almaden Boulevard San Jose, CA 95113 The Board of Directors Recommends a Vote FOR all nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3 This proxy card contains discretionary authority to your proxy to vote your shares on any other matter of which may be properly presened for action at the Annual Meeting. Signature(s) in Box (Instructions: To with hold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2.Approval of the 2013 Equity Incentive Plan. 3. Ratification of selection of independent registered public accounting firm for the year ending December 31, 2013. Date Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. 1. Election of Directors: 01 Frank G. Bisceglia 02 Jack W. Conner 03 John M. Eggemeyer 04 Celeste V. Ford 05 Steven L. Hallgrimson 06 Walter T. Kaczmarek 07 Robert T. Moles 08 Humphrey P. Polanen 09 Laura Roden 10 Charles J. Toeniskoetter 11 Ranson W. Webster 12 W.Kirk Wycoff THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTIONIS GIVEN, WILL BE VOTED FOR all nominees listedin Proposal 1, FOR Proposal 2, and FOR Proposal 3. Vote WITH HELD from all nominees Vote FOR all nominees (except as marked) For Against Abstain For Against Abstain Address change? Mark box Indicate changes below

[LOGO] HERITAGE COMMERCE CORPANNUAL MEETING OF SHAREHOLDERS MAY 23, 2013 1:00 P.M. PDT 150 Almaden Boulevard San Jose, CA 95113 Heritage Commerce Corp 150 Almaden Boulevard San Jose, CA 95113 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May23,2013.The shares of stock you hold in your account will be voted as you specify on the reverse side.If no choice is specified, the proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3. By signing the Proxy, you revoke all prior proxies and appoint Walter T. Kaczmarek and Jack W. Conner and eachof them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote your shares onthe matters shown on the reverse side and any other matter which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.